UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NOCERA, INC.

(Exact Name of the Registrant as Specified in its Charter)

Nevada	16-1626611
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

2030 POWERS FERRY ROAD SE, SUITE #212, ATLANTA, GA 30339

  (Address of Principal Executive Offices and Zip Code)

404-816-8240

(Registrant's Telephone Number, Including Area Code)

Securities to be registered under Section 12(b) of the Act: None

Securities to be registered under Section 12(g) of the Act:

Common Stock, Par Value $0.001

 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	X

		Emerging growth company	X

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

ITEM 1: DESCRIPTION OF BUSINESS

Our Company

Nocera, Inc., a Nevada corporation, (“Nocera”, “we", "us" or “our”) is a publicly quoted shell company seeking to create value for its shareholders by merging with another entity with experienced management and opportunities for growth in return for shares of our common stock.

No potential merger candidate has been identified at this time.

We do not propose to restrict our search for a business opportunity to any particular industry or geographical area and may, therefore, engage in essentially any business in any industry. We have unrestricted discretion in seeking and participating in a business opportunity, subject to the availability of such opportunities, economic conditions, and other factors.

The selection of a business opportunity in which to participate is complex and risky. Additionally, we have only limited resources and may find it difficult to locate good opportunities. There can be no assurance that we will be able to identify and acquire any business opportunity which will ultimately prove to be beneficial to us and our shareholders. We will select any potential business opportunity based on our management's best business judgment.

Our activities are subject to several significant risks, which arise primarily as a result of the fact that we have no specific business and may acquire or participate in a business opportunity based on the decision of management, which potentially could act without the consent, vote, or approval of our shareholders. The risks faced by us are further increased as a result of its lack of resources and our inability to provide a prospective business opportunity with significant capital.

Reports to Security Holders

Upon effectiveness of this Registration Statement, we will be subject to the reporting requirements of Section 12(g) of the Exchange Act, and as such, we intend to file all required disclosures.

You may read and copy any materials we file with the SEC in the SEC’s Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

Jumpstart Our Business Startups Act

We qualify as an “emerging growth company” as defined in Section 101 of the Jumpstart our Business Startups Act (“JOBS Act”) as we did not have more than $1,000,000,000 in annual gross revenue and did not have such amount as of December 31, 2017, our last fiscal year.

We may lose our status as an emerging growth company on the last day of our fiscal year during which (i) our annual gross revenue exceeds $1,000,000,000 or (ii) we issue more than $1,000,000,000 in non-convertible debt in a three-year period. We will lose our status as an emerging growth company if at any time we are deemed to be a large accelerated filer. We will lose our status as an emerging growth company on the last day of our fiscal year following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement.

As an emerging growth company, we may take advantage of specified reduced reporting and other burdens that are otherwise applicable to generally reporting companies. These provisions include:

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-	A requirement to have only two years of audited financial statement and only two years of related Management Discussion and Analysis Disclosures:

-	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

-	No non-binding advisory votes on executive compensation or golden parachute arrangements.

As an emerging growth company, we are exempt from Section 404(b) of the Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934. Such sections are provided below:

Section 404(b) of the Sarbanes-Oxley Act of 2002 requires a public company’s auditor to attest to, and report on, management’s assessment of its internal controls.

Sections 14A(a) and (b) of the Securities and Exchange Act, implemented by Section 951 of the Dodd-Frank Act, require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation.

We have already taken advantage of these reduced reporting burdens in this registration statement, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

As long as we qualify as an emerging growth company, we will not be required to comply with the requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards.  We are choosing to irrevocably opt out of the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act.

Our History

NOCERA, INC. (“Company”) was organized February 1, 2002 under the laws of the State of Nevada.

On February 11, 2002, Rocco Fiorino was appointed President of the Company, and a member of the Board of Directors of the Company.

On February 12, 2002, we acquired Felice Conserve, an Italian corporation, as a wholly owned subsidiary in exchange for 20 million shares of our common stock. The principal business of Felice Conserve was the production and processing of agricultural products in Italy. The principal product was canned tomatoes. Our principal US office location was 950 Eulalia Road NE, Atlanta, GA. 30339.

In 2003, we established two subsidiaries in Uruguay; Sontemar, SA (“Sontemar”), and Noldicor, SA (“Noldicor”). The principal business of Noldicor was the production of tomatoes. The principal business of Sontemar was the processing and sale of packaged tomatoes.

On April 23, 2004, we paid a 4 for 1 stock dividend to our shareholders.

The Company abandoned operations in 2005.

In 2006, due to financial difficulties, Noldicor and Sontemar ceased operations. As a result of this, our operations in Uruguay ceased. Additionally, during 2006, Felice Conserve was divested back to its original shareholders. This resulted in our returning to development stage status.

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Mr. Erik S. Nelson, our sole officer and director, was appointed as Corporate Secretary and a member of the Board of Directors on September 19, 2011. Following the death of Rocco Fiorino, Mr. Nelson was appointed President on November 12, 2017.

On approximately November 3, 2017, we effected a reverse-split of our common shares as follows:

•	A 1 for 40,000 reverse-split of the Company’s common shares, followed immediately by;

•	All fractional shares shall be rounded upwards to the nearest whole s hare, followed immediately by;

•	A 200 for 1 forward stock split.

The net effect of these actions was a 1 for 200 reverse-split of the Company’s common shares, with no shareholder being reduced below 200 shares. All shareholders who prior to the reverse-split had 40,000 or less of the pre-split shares received 200 of the new, post-split shares.

Revenue

We have no revenues for the years ended December 31, 2017 and 2016, for the three and nine-month period ended September 30, 2018 or for the period from September 30, 2018 through the date of this filing. We do not anticipate recognizing any revenues in the quarter ending December 31, 2018.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Form 10 contains forward-looking statements that may be affected by matters outside our control that could cause materially different results.

Some of the information in this Form 10-12g contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933. These statements express, or are based on, our expectations about future events. Forward-looking statements give our current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology, such as, "may", "will", "expect", "intend", "project", "estimate", "anticipate", "believe" or "continue" or the negative thereof or similar terminology. They include statements regarding our:

	financial position,
	business plans,
	budgets,
	amount, nature and timing of capital expenditures,
	cash flow and anticipated liquidity,
	future operations of unknown nature costs,
	acquisition and development of other technology,
	future demand for any products and services acquired,
	operating costs and other expenses.

Although we believe the expectations and forecasts reflected in these and other forward-looking statements are reasonable, we can give no assurance they will prove to have been correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Factors that could cause actual results to differ materially from expected results are described under "Risk Factors" and include:

	general economic conditions,
	our cost of operations,
	our ability to generate sufficient cash flows to operate,
	availability of capital,
	the strength and financial resources of our competitors,
	our ability to find and retain skilled personnel, and
	the lack of liquidity of our common stock.

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Any of the factors listed above and other factors contained in this Form 10 could cause our actual results to differ materially from the results implied by these or any other forward-looking statements made by us or on our behalf. We cannot assure you that our future results will meet our expectations. When you consider these forward-looking statements, you should keep in mind these risk factors and the other cautionary statements in this Form 10. Our forward-looking statements speak only as of the date made.

General Business Plan

Our business plan to seek a merger has many uncertainties which pose risks to investors.

We intend to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to us by persons or firms which desire to seek the advantages of an issuer who has complied with the Securities Act of 1934 (the “1934 Act”). We will not restrict our search to any specific business, industry or geographical location, and we may participate in business ventures of virtually any nature. This discussion of our proposed business is purposefully general and is not meant to be restrictive of our unlimited discretion to search for and enter into potential business opportunities. We anticipate that we may be able to participate in only one potential business venture because of our lack of financial resources. We may seek a business opportunity with entities which have recently commenced operations, or that desire to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. All of these activities have risk to investors including dilution and management.

We expect that the selection of a business opportunity will be complex. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, we believe that there are numerous firms seeking the benefits of an issuer who has complied with the 1934 Act. Such benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all stockholders and other factors. Potentially, available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. We have, and will continue to have, essentially no assets to provide the owners of business opportunities. However, we will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in an issuer who has complied with the 1934 Act without incurring the cost and time required to conduct an initial public offering.

The analysis of new business opportunities will be undertaken by, or under the supervision of, our Board of Directors. We intend to concentrate on identifying preliminary prospective business opportunities which may be brought to our attention through present associations of our director, professional advisors or by our stockholders. In analyzing prospective business opportunities, we will consider such matters as (i) available technical, financial and managerial resources; (ii) working capital and other financial requirements; (iii) history of operations, if any, and prospects for the future; (iv) nature of present and expected competition; (v) quality, experience and depth of management services; (vi) potential for further research, development or exploration; (vii) specific risk factors not now foreseeable but that may be anticipated to impact the proposed activities of the company; (viii) potential for growth or expansion; (ix) potential for profit; (x) public recognition and acceptance of products, services or trades; (xi) name identification; and (xii) other factors that we consider relevant. As part of our investigation of the business opportunity, we expect to meet personally with management and key personnel. To the extent possible, we intend to utilize written reports and personal investigation to evaluate the above factors.

We will not acquire or merge with any company for which audited financial statements cannot be obtained within a reasonable period of time after closing of the proposed transaction.

Acquisition Interest

In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another company or entity. We may also acquire stock or assets of

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an existing business. Upon consummation of a transaction, it is probable that our present management and stockholders will no longer be in control of us. In addition, our sole director may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of our stockholders, or sell his stock in us. Any such sale will only be made in compliance with the securities laws of the United States and any applicable state.

It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under application federal and state securities laws. In some circumstances, as a negotiated element of the transaction, we may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, it will be undertaken by the surviving entity after it has successfully consummated a merger or acquisition and is no longer considered an inactive company.

The issuance of substantial additional securities and their potential sale into any trading market which may develop in our securities may have a depressive effect on the value of our securities in the future. There is no assurance that such a trading market will develop.

While the actual terms of a transaction cannot be predicted, it is expected that the parties to any business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the business transaction in a so-called “tax-free” reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code (the “Code”). In order to obtain tax-free treatment under the Code, it may be necessary for the owner of the acquired business to own 80% or more of the voting stock of the surviving entity. In such event, our stockholders would retain less than 20% of the issued and outstanding shares of the surviving entity. This would result in significant dilution in the equity of our stockholders.

As part of our investigation, we expect to meet personally with management and key personnel, visit and inspect material facilities, obtain independent analysis of verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures, to the extent of our limited financial resources and management expertise. The manner in which we participate in an opportunity will depend on the nature of the opportunity, the respective needs and desires of both parties, and the management of the opportunity.

With respect to any merger or acquisition, and depending upon, among other things, the target company’s assets and liabilities, our stockholders will in all likelihood hold a substantially lesser percentage ownership interest in us following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event we acquire a target company with assets and expectations of growth. Any merger or acquisition can be expected to have a significant dilutive effect on the percentage of shares held by our stockholders.

We will participate in a business opportunity only after the negotiation and execution of appropriate written business agreements. Although the terms of such agreements cannot be predicted, generally we anticipate that such agreements will (i) require specific representations and warranties by all of the parties; (ii) specify certain events of default; (iii) detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing; (iv) outline the manner of bearing costs, including costs associated with the Company’s attorneys and accountants; (v) set forth remedies on defaults; and (vi) include miscellaneous other terms.

As stated above, we will not acquire or merge with any entity which cannot provide independent audited financial statements within a reasonable period of time after closing of the proposed transaction. If such audited financial statements are not available at closing, or within time parameters necessary to insure our compliance within the requirements of the 1934 Act, or if the audited financial statements provided do not conform to the representations made by that business to be acquired, the definitive closing documents will provide that the proposed transaction will be voidable, at the discretion of our present management. If such transaction is voided, the definitive closing documents will also contain a provision providing for reimbursement for our costs associated with the proposed transaction.

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Competition

We believe we are an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than we have. In view of our limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

Investment Company Act 1940

Although we will be subject to regulation under the Securities Act of 1933, as amended, and the 1934 Act, we believe we will not be subject to regulation under the Investment Company Act of 1940 (the “1940 Act”) insofar as we will not be engaged in the business of investing or trading in securities. In the event we engage in business combinations that result in us holding passive investment interests in a number of entities, we could be subject to regulation under the 1940 Act. In such event, we would be required to register as an investment company and incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status under the 1940 Act and, consequently, any violation of the 1940 Act would subject us to material adverse consequences. We believe that, currently, we are exempt under Regulation 3a-2 of the 1940 Act.

Intellectual Property

We own no intellectual property.

Employees

We presently have no full time executive, operational or clerical staff.

Mr. Erik Nelson was appointed as Corporate Secretary and a member of the Board of Directors on September 19, 2011; and was appointed President on November 12, 2017.

Factors Effecting Future Performance

Rather than an operating business, our goal is to obtain debt and/or equity finance meet our ongoing operating expenses and attempt to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders.

Although there is no assurance that this series of events will be successfully completed, we believe we can successfully complete an acquisition or merger which will enable us to continue as a going concern. Any acquisition or merger will most likely be dilutive to our existing stockholders.

The factors affecting our future performance are listed and explained below under the section “Risk Factors” below:

ITEM 1A: RISK FACTORS

We need to find financing for our business idea which is uncertain and risky.

Our plan of operation is to obtain debt or equity finance to meet our ongoing operating expenses and attempt to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There can be no assurance that any of the events can be successfully completed, that any such business will be identified or that any stockholder will realize any return on their shares after such a transaction has been completed. In particular, there is no assurance that any such business will be located or that any stockholder will realize any return on their shares after such a transaction. Any merger or acquisition completed by us can be expected to have a significant dilutive effect on the percentage of shares held by our current stockholders.

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We believe we are an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than we have. In view of our limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

You should be aware that there are various risks associated with our business, including the risks discussed below. You should carefully consider these risk factors, as well as the other information contained in this Registration Statement, in evaluating our business and us.

Rather than our previous operating business, our business is now to seek to raise the debt and/or equity to meet our ongoing operating expenses and attempt to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There can be no assurance that this series of events will be successfully completed or that any stockholder will realize any return on their shares after the new business plan has been implemented.

RISKS RELATED TO OUR COMPANY

WE HAVE INCURRED SIGNIFICANT LOSSES AND ANTICIPATE FUTURE LOSSES

As of December 31, 2017, we had an accumulated deficit in excess of $1 million and a stockholders’ deficit of approximately $7,725.

As of September 30, 2018, we had an accumulated deficit in excess of $1 million and a stockholders’ deficit of approximately $10,546.

Future losses are likely to occur as, until we are able to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders as we have no sources of income to meet our operating expenses. As a result of these, among other factors, we received from our registered independent public accountants in their report for the financial statements for the years ended December 31, 2017 and 2016, an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

OUR EXISTING FINANCIAL RESOURCES ARE INSUFFICIENT TO MEET OUR ONGOING OPERATING EXPENSES

We have no sources of income at this time and no existing cash balances to meet our ongoing operating expenses. In the short term, unless we are able to raise additional debt and/or equity we shall be unable to meet our ongoing operating expenses. On a longer-term basis, we intend to raise the debt and/or equity to meet our ongoing operating expenses and merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There can be no assurance that this series of events will be successfully completed.

WE INTEND TO PURSUE THE ACQUISITION OF AN OPERATING BUSINESS

Our sole strategy is to acquire an operating business. Successful implementation of this strategy depends on our ability to identify a suitable acquisition candidate, acquire such company on acceptable terms and integrate its operations. In pursuing acquisition opportunities, we compete with other companies with similar strategies. Competition for acquisition targets may result in increased prices of acquisition targets and a diminished pool of companies available for acquisition. Acquisitions involve a number of other risks, including risks of acquiring undisclosed or undesired liabilities, acquired in-process technology, stock compensation expense, diversion of management attention, potential disputes with the seller of one or more

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acquired entities and possible failure to retain key acquired personnel. Any acquired entity or assets may not perform relative to our expectations. Our ability to meet these challenges has not been established.

SCARCITY OF, AND COMPETITION FOR, BUSINESS OPPORTUNITIES AND COMBINATIONS

We believe we are an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than we have. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than us and, consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, we will also compete in seeking merger or acquisition candidates with numerous other small public companies. In view of our limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

WE HAVE NOT EXECUTED ANY FORMAL AGREEMENT FOR A BUSINESS COMBINATION OR OTHER TRANSACTION AND HAVE ESTABLISHED NO STANDARDS FOR BUSINESS COMBINATIONS

We have not executed any formal arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of a private or public entity. There can be no assurance that we will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. We have not identified any particular industry or specific business within an industry for evaluation. There is no assurance we will be able to negotiate a business combination on terms favorable, if at all. We have not established a specific length of operating history or specified level of earnings, assets, net worth or other criteria which we will require a target business opportunity to have achieved, and without which we would not consider a business combination. Accordingly, we may enter into a business combination with a business opportunity having no significant operating history, losses, limited or no potential for earnings, limited assets, negative net worth or other negative characteristics.

WE MAY BE NEGATIVELY AFFECTED BY ADVERSE GENERAL ECONOMIC CONDITIONS

Current conditions in domestic and global economies are extremely uncertain. Adverse changes may occur as a result of softening global economies, wavering consumer confidence caused by the threat of terrorism and war, and other factors capable of affecting economic conditions. Such changes could have a material adverse effect on our business, financial condition, and results of operations.

BECAUSE OUR PRINCIPAL SHAREHOLDER CONTROLS OUR ACTIVITIES, HE MAY CAUSE US TO ACT IN A MANNER THAT IS MOST BENEFICIAL TO HIMSELF AND NOT TO OTHER SHAREHOLDERS WHICH COULD CAUSE US NOT TO TAKE ACTIONS THAT OUTSIDE INVESTORS MIGHT VIEW FAVORABLY

Our principal shareholder has voting authority for fifty-five percent (55%) of our outstanding common stock. As a result, he effectively controls all matters requiring stockholder approval, including the election of directors, the approval of significant corporate transactions, such as mergers and related party transaction. These insiders also have the ability to delay or perhaps even block, by their ownership of our stock, an unsolicited tender offer. This concentration of ownership could have the effect of delaying, deterring or preventing a change in control of our company that you might view favorably.

OUR DIRECTORS MAY HAVE CONFLICTS OF INTEREST WHICH MAY NOT BE RESOLVED FAVORABLY TO US.

Certain conflicts of interest may exist between our sole director and us. Our sole Director has other business interests to which he devotes his attention and may be expected to continue to do so although management time should be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through exercise of such judgment as is

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consistent with fiduciary duties to us. See "Directors and Executive Officers" (page 30 below), and "Conflicts of Interest." (page 31 below).

WE MAY DEPEND UPON OUTSIDE ADVISORS; WHO MAY NOT BE AVAILABLE ON REASONABLE TERMS AND AS NEEDED.

To supplement the business experience of our officers and directors, we may be required to employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. Our Board without any input from stockholders will make the selection of any such advisors. Furthermore, it is anticipated that such persons may be engaged on an "as needed" basis without a continuing fiduciary or other obligation to us. In the event we consider it necessary to hire outside advisors, we may elect to hire persons who are affiliates, if they are able to provide the required services.

WE ARE NOT A REPORTING COMPANY AT THIS TIME, BUT WILL BECOME ONE DUE TO THE FILING OF THIS FORM 10-12G

Upon the successful filing of this Form 10-12G, we will be subject to the reporting requirements under the Securities and Exchange Act of 1934. As a result, shareholders will have access to the information required to be reported by publicly held companies under the Exchange Act and the regulations thereunder. We intend to provide our shareholders with quarterly unaudited reports and annual reports containing financial information prepared in accordance with generally accepted accounting principles audited by independent certified public accountants and intend to register under the Securities Exchange Act, Section12(g). There can be no assurance that we shall be able to file this Form 10–12G successfully or that we shall become a reporting company.

WE ARE AN “EMERGING GROWTH COMPANY,” AND ANY DECISION ON OUR PART TO COMPLY ONLY WITH CERTAIN REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO “EMERGING GROWTH COMPANIES” COULD MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we expect and fully intend to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)2(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt in to the extended transition period for complying with the revised accounting standards. We have elected to rely on these exemptions and reduced disclosure requirements applicable to “emerging growth companies” and expect to continue to do so.

WE MAY NOT BE ABLE TO MEET THE FILING AND INTERNAL CONTROL REPORTING REQUIREMENTS IMPOSED BY THE SEC WHICH MAY RESULT IN A DECLINE IN THE PRICE OF OUR COMMON SHARES AND AN INABILITY TO OBTAIN FUTURE FINANCING.

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As directed by Section 404 of the Sarbanes-Oxley Act, as amended by SEC Release No. 33-8934 on June 26, 2008, the SEC adopted rules requiring each public company to include a report of management on the company’s internal controls over financial reporting in its annual reports. In addition, the independent registered public accounting firm auditing a company’s financial statements may have to also attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting. We may be required to include a report of management on its internal control over financial reporting. The internal control report must include a statement

•	Of management’s responsibility for establishing and maintaining adequate internal control over its financial reporting;

•	Of management’s assessment of the effectiveness of its internal control over financial reporting as of year-end; and

•	Of the framework used by management to evaluate the effectiveness of our internal control over financial reporting.

Furthermore, our independent registered public accounting firm may be required to file its attestation on whether it believes that we have maintained, in all material respects, effective internal control over financial reporting.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act, there is a risk that we may not be able to comply timely with all of the requirements imposed by this rule. In the event that we are unable to receive a positive attestation from our independent registered public accounting firm with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements and our stock price and ability to obtain equity or debt financing as needed could suffer.

In addition, in the event that our independent registered public accounting firm is unable to rely on our internal controls in connection with its audit of our financial statements, and in the further event that it is unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements and related disclosures, it is possible that we would be unable to file our Annual Report on Form 10-K with the SEC, which could also adversely affect the market price of our common stock and our ability to secure additional financing as needed.

REPORTING REQUIREMENTS UNDER THE EXCHANGE ACT AND COMPLIANCE WITH THE SARBANES-OXLEY ACT OF 2002, INCLUDING ESTABLISHING AND MAINTAINING ACCEPTABLE INTERNAL CONTROLS OVER FINANCIAL REPORTING, ARE COSTLY AND MAY INCREASE SUBSTANTIALLY.

The rules and regulations of the SEC require a public company to prepare and file periodic reports under the Exchange Act, which will require that the Company engage legal, accounting, auditing and other professional services. The engagement of such services is costly. Additionally, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requires, among other things, that we design, implement and maintain adequate internal controls and procedures over financial reporting. The costs of complying with the Sarbanes-Oxley Act and the limited technically qualified personnel we have may make it difficult for us to design, implement and maintain adequate internal controls over financial reporting. In the event that we fail to maintain an effective system of internal controls or discover material weaknesses in our internal controls, we may not be able to produce reliable financial reports or report fraud, which may harm our overall financial condition and result in loss of investor confidence and a decline in our share price.

As a public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act of 2010 and other applicable securities rules and regulations. Despite recent reforms made

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possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results.

We are working with our legal, accounting and financial advisors to identify those areas in which changes should be made to our financial and management control systems to manage our growth and our obligations as a public company. These areas include corporate governance, corporate control, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas. However, we anticipate that the expenses that will be required in order to adequately prepare for being a public company could be material. We estimate that the aggregate cost of increased legal services; accounting and audit functions; personnel, such as a chief financial officer familiar with the obligations of public company reporting; consultants to design and implement internal controls; and financial printing alone will be a few hundred thousand dollars per year and could be several hundred thousand dollars per year. In addition, if and when we retain independent directors and/or additional members of senior management, we may incur additional expenses related to director compensation and/or premiums for directors’ and officers’ liability insurance, the costs of which we cannot estimate at this time. We may also incur additional expenses associated with investor relations and similar functions, the cost of which we also cannot estimate at this time. However, these additional expenses individually, or in the aggregate, may also be material.

In addition, being a public company could make it more difficult or more costly for us to obtain certain types of insurance, including directors’ and officers’ liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

The increased costs associated with operating as a public company may decrease our net income or increase our net loss and may cause us to reduce costs in other areas of our business or increase the prices of our products or services to offset the effect of such increased costs. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations.

THE JOBS ACT ALLOWS US TO DELAY THE ADOPTION OF NEW OR REVISED ACCOUNTING STANDARDS THAT HAVE DIFFERENT EFFECTIVE DATES FOR PUBLIC AND PRIVATE COMPANIES.

Since, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act, this election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

RISKS RELATED TO OUR SECURITIES

REDUCTION OF PERCENTAGE SHARE OWNERSHIP FOLLOWING BUSINESS COMBINATION AND DILUTION TO STOCKHOLDERS

Our primary plan of operation is based upon a business combination with a private concern which, in all likelihood, would result in us issuing securities to stockholders of such private company. The issuance of previously authorized and unissued shares of our common stock would result in reduction in percentage of shares owned by present and prospective stockholders and may result in a change in control or management. In addition, any merger or acquisition can be expected to have a significant dilutive effect on the percentage of the shares held our stockholders.

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THE REGULATION OF PENNY STOCKS BY SEC AND NASD MAY HAVE AN EFFECT ON THE TRADABILITY OF OUR SECURITIES.

Our securities are currently listed on the Over the Counter market and we are currently seeking to have them listed on the OTC Markets Pink Sheets. Our shares are subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000).

For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell our securities and also may affect the ability of purchasers in this offering to sell their securities in any market that might develop therefore.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. Because our securities constitute "penny stocks" within the meaning of the rules, the rules would apply to us and to our securities. The rules may further affect the ability of owners of Shares to sell our securities in any market that might develop for them.

Shareholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

The shares of our common stock may be thinly-traded on the Pink Sheets, meaning that the number of persons interested in purchasing our shares of common stock at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven, early stage company such as ours or purchase or recommend the purchase of our shares of common stock until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares of common stock is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on Securities price.

OUR STOCK WILL IN ALL LIKELIHOOD BE THINLY TRADED AND AS A RESULT YOU MAY BE UNABLE TO SELL AT OR NEAR ASK PRICES OR AT ALL IF YOU NEED TO LIQUIDATE YOUR SHARES.

We cannot give you any assurance that a broader or more active public trading market for our shares of common stock will develop or be sustained, or that any trading levels will be sustained. Due to these conditions, we can give investors no assurance that they will be able to sell their shares of common stock at or near ask prices or at all if you need money or otherwise desire to liquidate your shares of common stock of our Company.

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RULE 144 SALES IN THE FUTURE MAY HAVE A DEPRESSIVE EFFECT ON OUR STOCK PRICE.

All of the outstanding shares of common stock held by our present officers, directors, and affiliate stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. We are registering all of our outstanding shares so officers, directors and affiliates will be able to sell their shares if this Registration Statement becomes effective. Rule 144 provides in essence that a person who has held restricted securities for one year may, under certain conditions, sell every three months, in brokerage transactions, a number of Shares that does not exceed the greater of 1.0% of a company's outstanding common stock or the average weekly trading volume during the four calendar weeks prior to the sale. There is no limit on the amount of restricted securities that may be sold by a nonaffiliate after the owner has held the restricted securities for a period of two years. A sale under Rule 144 or under any other exemption from the Act, may have a depressive effect upon the price of the common stock in any market that may develop.

THE PRICE OF OUR COMMON STOCK COULD BE HIGHLY VOLATILE

Our shares are currently listed on the Over the Counter (OTC) market. Due to this listing on the OTC market it is likely that our common stock will be subject to price volatility, low volumes of trades and large spreads in bid and ask prices quoted by market makers. Due to the low volume of shares traded on any trading day, persons buying or selling in relatively small quantities may easily influence prices of our common stock. This low volume of trades could also cause the price of our stock to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our common stock may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. If high spreads between the bid and ask prices of our common stock exist at the time of a purchase, the stock would have to appreciate substantially on a relative percentage basis for an investor to recoup their investment. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our common stock. No assurance can be given that an active market in our common stock will develop or be sustained. If an active market does not develop, holders of our common stock may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

LOSS OF CONTROL BY OUR PRESENT MANAGEMENT AND STOCKHOLDERS MAY OCCUR UPON ISSUANCE OF ADDITIONAL SHARES.

We may issue further shares as consideration for the cash or assets or services out of our authorized but unissued common stock that would, upon issuance, represent a majority of our voting power and equity. The result of such an issuance would be those new stockholders and management would control us, and persons unknown could replace our management at this time. Such an occurrence would result in a greatly reduced percentage of ownership of us by our current Shareholders.

IF THE REGISTRATION OF OUR COMMON STOCK IS REVOKED IN THE FUTURE, OUR BUSINESS OPPORTUNITIES WILL CEASE TO EXIST

In the event our securities registration was to be revoked, we would not have the ability to raise money through the issuance of shares and would lose the ability to continue the business plan set out in this filing. Common stock issued and outstanding at that time would no longer be tradable.

WE DO NOT ANTICIPATE PAYING CASH DIVIDENDS ON OUR COMMON STOCK

We do not anticipate paying any cash dividends on our common stock in the foreseeable future.

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WE MAY BE UNSUCCESSFUL IN FINDING A MERGER THAT CAN BE ACCOMPLISHED WITH POSITIVE LONG-TERM RESULTS

The business of selecting and entering into a merger is fraught with all kinds of issues. For instance, the business may need capital that is never achieved, the management is not capable of carrying the business forward successfully, the business plan is ill conceived, and not executed, or competitive factors cause business failure. There are many other factors in addition to these, as may have been discussed above in “Risk Factors” which could cause our company to fail and the investors capital will be at risk.

ITEM 2: FINANCIAL INFORMATION

Management's Discussion and Analysis of Financial Condition and Results of Operations.

This registration statement on Form 10-12G and other reports filed by us from time to time with the SEC (collectively, the "Filings") contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. When used in the Filings, the words "anticipate," "believe," "estimate," "expect," "future," "intend," "plan," or the negative of these terms and similar expressions as they relate to us or our management identify forward-looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions, and other factors, including the risks relating to our business, industry, and our operations and results of operations. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). These accounting principles require us to make certain estimates, judgments and assumptions. We believe that the estimates, judgments and assumptions upon which we rely are reasonable based upon information available to us at the time that these estimates, judgments and assumptions are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of the financial statements as well as the reported amounts of revenues and expenses during the periods presented. Our financial statements would be affected to the extent there are material differences between these estimates and actual results. In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP and does not require management's judgment in its application. There are also areas in which management's judgment in selecting any available alternative would not produce a materially different result. The following discussion should be read in conjunction with our financial statements and notes thereto appearing elsewhere in this report.

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the notes to those statements included elsewhere in this prospectus.  In addition to the historical financial information, the following discussion and analysis contains forward-looking statements that involve risks and uncertainties.  Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this prospectus.

OVERVIEW

NOCERA, INC. (“Company”) was organized February 1, 2002 under the laws of the State of Nevada.

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On February 11, 2002, Rocco Fiorino was appointed President of the Company, and a member of the Board of Directors of the Company.

On February 12, 2002, we acquired Felice Conserve, an Italian corporation, as a wholly owned subsidiary in exchange for 20 million shares of our common stock. The principal business of Felice Conserve was the production and processing of agricultural products in Italy. The principal product was canned tomatoes.

On August 15, 2002, Erik Nelson was appointed Corporate Secretary and a member of the Board of Directors.

In 2003, we established two subsidiaries in Uruguay; Sontemar, SA (“Sontemar”), and Noldicor, SA (“Noldicor”). The principal business of Noldicor was the production of tomatoes. The principal business of Sontemar was the processing and sale of packaged tomatoes.

On April 23, 2004, we paid a 4 for 1 stock dividend to our shareholders.

On November 12, 2005, Erik Nelson resigned as an officer and director of the Company.

The Company abandoned operations in 2006.

In 2006, due to financial difficulties, Noldicor and Sontemar ceased operations. As a result of this, our operations in Uruguay ceased. Additionally, during 2006, Felice Conserve was divested back to its original shareholders. This resulted in our returning to development stage status.

Mr. Erik S. Nelson, our sole officer and director, was appointed as Corporate Secretary and a member of the Board of Directors on September 19, 2011.

On approximately November 3, 2017, we effected a reverse-split of our common shares as follows:

•	A 1 for 40,000 reverse-split of the Company’s common shares, followed immediately by;

•	All fractional shares shall be rounded upwards to the nearest whole share, followed immediately by;

•	A 200 for 1 forward stock split.

The net effect of these actions was a 1 for 200 reverse-split of the Company’s common shares, with no shareholder being reduced below 200 shares. All shareholders who prior to the reverse-split had 40,000 or less of the pre-split shares received 200 of the new, post-split shares.

Following the death of Rocco Fiorino, Mr. Nelson was appointed President on November 12, 2017.

PLAN OF OPERATION

Our plan of operations is to raise debt and/or equity to meet our ongoing operating expenses and attempt to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There can be no assurance that we will successfully complete this series of transactions. In particular, there is no assurance that any such business will be located or that any stockholder will realize any return on their shares after such a transaction. Any merger or acquisition completed by us can be expected to have a significant dilutive effect on the percentage of shares held by our current stockholders.

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Our intended budget for the next twelve months is as follows:

	Q4 financial year ended December 31, 2018	Q1 financial year ended December 31, 2019	Q2 financial year ended December 31, 2019	Q3 financial year ended December 31, 2019	Twelve Month Total

Accounting	$6,000	$3,000	$3,000	$3,000	$15,000
Legal
Other fees
General and administrative	$2,000	$2,000	$2,000	$2,000	$8,000
Miscellaneous

Total Operating Expenses	$8,000	$5,000	$5,000	$5,000	$23,000

At this time, we have four thousand dollars ($4,000) cash on hand, and we are dependent on advances from our principal shareholder or our directors and officers. There can be no guarantee that we will be able to obtain sufficient funding these sources.

We believe we are an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than we have. In view of our limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

We intend to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to us by persons or firms which desire to seek the advantages of an issuer who has complied with the Securities Act of 1934 (the “1934 Act”). We will not restrict our search to any specific business, industry or geographical location, and we may participate in business ventures of virtually any nature. This discussion of our proposed business is purposefully general and is not meant to be restrictive of our virtually unlimited discretion to search for and enter into potential business opportunities. We anticipate that we may be able to participate in only one potential business venture because of our lack of financial resources.

We may seek a business opportunity with entities which have recently commenced operations, or that desire to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. We may acquire assets and establish wholly owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

We expect that the selection of a business opportunity will be complex and risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, we believe that there are numerous firms seeking the benefits of an issuer who has complied with the 1934 Act. Such benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all stockholders and other factors. Potentially, available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. We have, and will continue to have, essentially no assets to provide the owners of business opportunities. However, we will be able to offer owners of acquisition candidates the opportunity to acquire a controlling

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ownership interest in an issuer who has complied with the 1934 Act without incurring the cost and time required to conduct an initial public offering.

The analysis of new business opportunities will be undertaken by, or under the supervision of, our sole director. We intend to concentrate on identifying preliminary prospective business opportunities which may be brought to our attention through present associations of our director, professional advisors or by our stockholders. In analyzing prospective business opportunities, we will consider such matters as (i) available technical, financial and managerial resources; (ii) working capital and other financial requirements; (iii) history of operations, if any, and prospects for the future; (iv) nature of present and expected competition; (v) quality, experience and depth of management services; (vi) potential for further research, development or exploration; (vii) specific risk factors not now foreseeable but that may be anticipated to impact the proposed activities of the company; (viii) potential for growth or expansion; (ix) potential for profit; (x) public recognition and acceptance of products, services or trades; (xi) name identification; and (xii) other factors that we consider relevant. As part of our investigation of the business opportunity, we expect to meet personally with management and key personnel. To the extent possible, we intend to utilize written reports and personal investigation to evaluate the above factors.

We will not acquire or merge with any company for which audited financial statements cannot be obtained within a reasonable period of time after closing of the proposed transaction.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2017 COMPARED TO THE YEAR ENDED DECEMBER 31, 2016

Revenue

We recognized no revenue during the years ended December 31, 2017 and 2016. We had no business from which to generate revenues in the fiscal years 2016 and 2017.

Cost of Revenue

We recognized no cost of revenue during the years ended December 31, 2017 and 2016.

Gross Profit / (Loss)

We recognized no gross profit / (loss) during the year ended December 31, 2017 and 2016.

General and Administrative Expenses

During the year ended December 31, 2017, we incurred $5,100 in general, selling and administrative expenses compared to $875 in the year ended December 31, 2016, an increase of $4,225. During the year ended December 31, 2017 we incurred $0 in income expense. By comparison, during the year ended December 31, 2016, we incurred in $0 in income expense.

Operating Loss

During the year ended December 31, 2017, we incurred an operating loss of $5,100 compared to an operating loss of $875 in the year ended December 31, 2016, an increase of $4,225 due to an increase in general, selling and administrative expenses as stated above.

Interest and Other Income / (Expenses) Net

During the years ended December 31, 2017 and 2016 we recognized interest expense of $0 and $0, respectively.

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Loss before Income Tax

During the year ended December 31, 2017, we incurred an operating loss of $5,100 compared to an operating loss of $875 in the year ended December 31, 2016, an increase of $4,225, due to the factors discussed above.

Provision for Income Tax

No provision for income taxes was recorded in either the years ended December 31, 2017 or 2016, as we have incurred taxable losses in both periods.

Net Loss

During the year ended December 31, 2017, we incurred a net loss of $5,100 compared to a net loss of $875 in the year ended December 31, 2016, an increase of $4,225, due to the factors discussed above.

CASH FLOW

At December 31, 2017, we did not have any cash or cash equivalents, no assets, no operating business or other source of income and outstanding liabilities and a stockholders’ deficit of $0.

Consequently, we are now dependent on raising additional equity and/or debt to meet our ongoing operating expenses. There is no assurance that we will be able to raise the necessary equity and/or debt that we will need to fund our ongoing operating expenses.

It is our current intention to seek to raise debt and/or equity financing to meet ongoing operating expenses and attempt to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There is no assurance that this series of events will be satisfactorily completed.

Future losses are likely to occur as, until we are able to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders as we have no sources of income to meet our operating expenses. As a result of these, among other factors, we received from our registered independent public accountants in their report for the financial statements for the years ended December 31, 2017 and 2016, an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

	Year Ended	Year Ended
	December 31, 2017	December 31, 2016

Net Cash Used in Operating Activities	$—	$—
Net Cash Provided (Used In) by Investing Activities	—	—
Net Cash Provided by Financing Activities	—	—
Net Movement in Cash and Cash Equivalents	—	—

Operating Activities

We neither generated nor used funds in operating activities during the years ended December 31, 2017 and 2016.

Investing Activities

We neither generated nor used funds in investing activities during the years ended December 31, 2017 and 2016.

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Financing Activities

We neither generated nor used funds in financing activities during the years ended December 31, 2017 and 2016.

We are dependent upon the receipt of capital investment or other financing to fund our ongoing operations and to execute our business plan of seeking a combination with a private operating company. In addition, we are dependent upon our controlling shareholder to provide continued funding and capital resources. If continued funding and capital resources are unavailable at reasonable terms, we may not be able to implement our plan of operations.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2018 COMPARED TO THE THREE MONTHS ENDED SEPTEMBER 30, 2017

Revenue

We recognized no revenue during the three-month periods ended September 30, 2018 and 2017. We currently have no business from which to generate revenues.

Cost of Revenue

We recognized no cost of revenue during the three-month periods ended September 30, 2018 and 2017.

Gross Profit / (Loss)

We recognized no gross profit / (loss) during the three-month periods ended September 30, 2018 and 2017.

General and Administrative Expenses

During the three months ended September 30, 2018, we incurred $717 in general and administrative expenses compared to $755 in the three months ended September 30, 2017, a decrease of $38. The decrease was due largely from the fact that we incurred lower transfer agency fees. No director’s or officer’s fees were accrued during the three months ended September 30, 2018. The balance of general and administrative expenses incurred during the three months ended September 30, 2018 related to audit and review fees, accounting fees, share transfer fees and other general office expenses. The balance of general and administrative expenses incurred during the three months ended September 30, 2017 related to share transfer agent fees.

Operating Loss

During the three months ended September 30, 2018, we incurred an operating loss of $717 compared to an operating loss of $755 in the three months ended September 30, 2017, a decrease of $38, due to the factors discussed above.

Interest and Other Income / (Expenses) Net

During the three months ended September 30, 2018, we incurred an interest expense of $10,000 compared to no interest expense in the three months ended September 30, 2017. This increase in interest expenses was due to the issuance of a convertible promissory note to a related party. Please see Note 8 of the September 30 financial statements.

Loss before Income Tax

During the three months ended September 30, 2018, we incurred an operating loss of $717 compared to an operating loss of $755 in the three months ended September 30, 2017, a decrease of $38, due to the factors discussed above.

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Provision for Income Tax

No provision for income taxes was recorded in either the three months ended September 30, 2018 or 2017, as we have incurred taxable losses in both periods.

Net Loss

During the three months ended September 30, 2018, we incurred a net loss of $10,717 compared to a net loss of $755 in the three months ended September 30, 2017, an increase of $9,962, due to the factors discussed above.

RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 2017

Revenue

We recognized no revenue during the nine-month periods ended September 30, 2018 and 2017. We currently have no business from which to generate revenues.

Cost of Revenue

We recognized no cost of revenue during the nine-month periods ended September 30, 2018 and 2017.

Gross Profit / (Loss)

We recognized no gross profit / (loss) during the nine-month periods ended September 30, 2018 and 2017.

General and Administrative Expenses

During the nine months ended September 30, 2018, we incurred $3,131 in general and administrative expenses compared to $3,420 in the nine months ended September 30, 2017, a decrease of $289. The decrease was due to the following: During the nine months ended September 30, 2018 we incurred interest expense of approximately $2,110 compared to an interest expense of $-0- during the nine months ended September 30, 2017, an increase of $2,110. During the nine months ended September 30, 2018 we did not incur any license fee expenses compared to license and fee expenses of $1,350 during the nine-month period ended September 30, 2017, a decrease of $1,350. During the nine months ended September 30, 2018 we incurred transfer agency fees of $995 compared to $2,070 during the nine months ended September 30, 2017, a decrease of approximately $1,075.

Operating Loss

During the nine months ended September 30, 2018, we incurred an operating loss of ($3,131) compared to an operating loss of ($3,420) during the nine months ended September 30, 2017, a decrease of $289 due to the factors discussed above.

Interest and Nonoperating Income / (Loss)

During the nine-month periods ended September 30, 2018 we recognized Nonoperating Income /Loss of ($602,469) due to Warrant issue expense of $592,469 and interest expense of $10,000 compared to $0 during the nine-month period ended September 30, 2017.

Loss before Income Tax

During the nine months ended September 30, 2018, we incurred an operating loss of $(3,131) compared to an operating loss of $(3,420) in the nine months ended September 30, 2017, a decrease of $289, due to the factors discussed above.

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Provision for Income Tax

No provision for income taxes was recorded in either of the nine-month periods ended September 30, 2018 or 2017, as we have incurred taxable losses in both periods.

Net Loss

During the nine months ended September 30, 2018, we incurred a net loss of ($605,600) compared to a net loss of ($3,420) in the nine months ended September 30, 2017, an increase of $602,180, due to the factors discussed above.

CASH FLOW

At September 30, 2018, we had cash of $10,483, no assets, no operating business or other source of income and outstanding liabilities and a stockholders’ deficit of ($10,546).

Consequently, we are now dependent on raising additional equity and/or debt to meet our ongoing operating expenses. There is no assurance that we will be able to raise the necessary equity and/or debt that we will need to fund our ongoing operating expenses.

It is our current intention to seek to raise debt and/or equity financing to meet ongoing operating expenses and attempt to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There is no assurance that this series of events will be satisfactorily completed.

Future losses are likely to occur as, until we are able to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders as we have no sources of income to meet our operating expenses. As a result of these, among other factors, we received from our registered independent public accountants in their report for the financial statements for the years ended December 31, 2017 and 2016, an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

	Nine Months	Nine Months
	Ended	Ended
	September 30, 2018	September 30, 2017

Net Cash Used in Operating Activities	$173	$—
Net Cash Provided (Used In) by Investing Activities	$310	$—
Net Cash Provided by Financing Activities	$10,000	$—
Net Movement in Cash and Cash Equivalents

Operating Activities

During the nine months ended September 30, 2018, we incurred a net loss of ($605,600), Warrant Issue Expense of $592,469l, interest expense of $10,000 and an increase in accounts payable of $3,304. By comparison, during the nine months ended September 30, 2017, we incurred a net loss of ($3,420) which, without the need for adjustment for non-cash items, represented the net cash used in operating activities during the period.

Investing Activities

During the nine months ended September 30, 2018 and 2017, we generated $310 and $0, respectively in investing activities.

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Financing Activities

During the nine months ended September 30, 2018, we received $10,000 by way of loan advance from our sole officer and director, Erik S. Nelson. By comparison during the nine months ended September 30, 2017, we received $0.

We are dependent upon the receipt of capital investment or other financing to fund our ongoing operations and to execute our business plan of seeking a combination with a private operating company. In addition, we are dependent upon our controlling shareholder to provide continued funding and capital resources. If continued funding and capital resources are unavailable at reasonable terms, we may not be able to implement our plan of operations.

Liquidity and Capital Resources

At September 30, 2018, we had cash of $10,483, no assets, no operating business or other source of income and outstanding liabilities and a stockholders’ deficit of ($10,546).

Consequently, we are now dependent on raising additional equity and/or debt to meet our ongoing operating expenses. There is no assurance that we will be able to raise the necessary equity and/or debt that we will need to fund our ongoing operating expenses.

It is our current intention to seek to raise debt and/or equity financing to meet ongoing operating expenses and attempt to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There is no assurance that this series of events will be satisfactorily completed.

Future losses are likely to occur as, until we are able to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders as we have no sources of income to meet our operating expenses. As a result of these, among other factors, we received from our registered independent public accountants in their report for the financial statements for the years ended December 31, 2017 and 2016, an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

We are now focused raising debt and/or equity financing to meet ongoing operating expenses and attempting to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There is no assurance that this series of events will be satisfactorily completed.

CRITICAL ACCOUNTING POLICIES

All companies are required to include a discussion of critical accounting policies and estimates used in the preparation of their financial statements. On an on-going basis, we evaluate our critical accounting policies and estimates. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form our basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Our significant accounting policies are described in Note 3 to our Financial Statements on page F-8. These policies were selected because they represent the more significant accounting policies and methods that are broadly applied in the preparation of our financial statements. However, it should be noted that we intend to acquire a new operating business. The critical accounting policies and estimates for such new operations will, in all likelihood, be significantly different from our current policies and estimates.

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Inflation

In the opinion of management, inflation has not and will not have a material effect on our operations in the immediate future.

Management will continue to monitor inflation and evaluate the possible future effects of inflation on our business and operations.

Off-Balance Sheet Arrangements

Per SEC regulations, we are required to disclose our off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, such as changes in financial condition, revenues, expenses, results of operations, liquidity, capital expenditures, or capital resources that are material to investors. As of December 31, 2017 and September 30, 2018, we have no off-balance sheet arrangements.

Accounting for Acquisitions

In accordance with the guidance for business combinations, we determine whether a transaction or other event is a business combination, which requires that the assets acquired and liabilities assumed constitute a business. Each business combination is then accounted for by applying the acquisition method. If the assets acquired are not a business, we account for the transaction or other event as an asset acquisition. Under both methods, we recognize the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquired entity. In addition, for transactions that are business combinations, we evaluate the existence of goodwill or a gain from a bargain purchase. We capitalize acquisition-related costs and fees associated with asset acquisitions and immediately expense acquisition-related costs and fees associated with business combinations.

CRITICAL ACCOUNTING POLICIES

Our significant accounting policies are disclosed in Note 3 of our Financial Statements included elsewhere in this Form 10. The following discussion addresses our most critical accounting policies, which are those that are both important to the portrayal of our financial condition and results of operations and that require significant judgment or use of complex estimates.

Revenue Recognition

We recognize revenue in accordance with Accounting Standards Codification No. 605, “Revenue Recognition” (“ASC-605”). ASC-605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period that the related sales are recorded. We will defer any revenue for which the product or servicers has not been delivered or provided, or is subject to refund, until such time that we and the customer jointly determine that the product has been delivered or that no refund will be required.

Income Taxes

We account for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

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Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. We have incurred net operating loss for financial-reporting and tax-reporting purposes. Accordingly, for Federal and state income tax purposes, the benefit for income taxes has been offset entirely by a valuation allowance against the related federal and state deferred tax asset for the years ended December 31, 2017 and 2016 and the nine months ended September 30, 2018.

Distinguishing Liabilities from Equity

We rely on the guidance provided by ASC Topic 480, Distinguishing Liabilities from Equity, to classify certain redeemable and/or convertible instruments. We first determine whether a financial instrument should be classified as a liability. We will determine the liability classification if the financial instrument is mandatorily redeemable, or if the financial instrument, other than outstanding shares, embodies a conditional obligation that we must or may settle by issuing a variable number of its equity shares.

Once we determine that a financial instrument should not be classified as a liability, we determine whether the financial instrument should be presented between the liability section and the equity section of the balance sheet (“temporary equity”). We will determine temporary equity classification if the redemption of the financial instrument is outside the control of our Company (i.e. at the option of the holder). Otherwise, we account for the financial instrument as permanent equity.

Initial Measurement

We record our financial instruments classified as liability, temporary equity or permanent equity at issuance at the fair value, or cash received.

Subsequent Measurement - Financial instruments classified as liabilities

We record the fair value of our financial instruments classified as liabilities at each subsequent measurement date. The changes in fair value of our financial instruments classified as liabilities are recorded as other expense/income.

Share-based Compensation

In accordance with ASC 718, Compensation – Stock Based Compensation, and ASC 505, Equity Based Payments to Non-Employees, we account for share-based payment using the fair value method. Common shares issued to third parties for non-cash consideration are valued based on the fair market value of the services provided or the fair market value of the common stock on the measurement date, whichever is readily determinable.

Recently Issued Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). The core principle of ASU 2014-09 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. This standard is effective for fiscal years and interim reporting periods beginning after December 15, 2016. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date. The amendments in this update deferred the effective date for implementation of ASU 2014-09 by one year and is now effective for annual reporting periods beginning after December 15, 2017. Early application is permitted only as of annual reporting periods beginning after December 15, 2016 including interim reporting periods within that period. Topic 606 is effective for the Company in the first quarter of fiscal 2019. We are currently evaluating the effects of ASU 2014-09 and related ASUs noted below on our consolidated financial statements.

From March through December 2016, the FASB issued ASU 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net), ASU 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing, ASU 2016-11, Revenue Recognition

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(Topic 605) and Derivatives and Hedging (Topic 815): Rescission of SEC Guidance Because of Accounting Standards Updates 2014-09 and 2014-16 Pursuant to Staff Announcements at the March 3, 2016 EITF Meeting, ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606):Narrow-Scope Improvements and Practical Expedients and ASU No. 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers. These amendments are intended to improve and clarify the implementation guidance of Topic 606. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements of ASU No. 2014-09 and ASU No. 2015-14.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230) Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 eliminates the diversity in practice related to the classification of certain cash receipts and payments for debt prepayment or extinguishment costs, the maturing of a zero-coupon bond, the settlement of contingent liabilities arising from a business combination, proceeds from insurance settlements, distributions from certain equity method investees and beneficial interests obtained in a financial asset securitization. ASU 2016-15 designates the appropriate cash flow classification, including requirements to allocate certain components of these cash receipts and payments among operating, investing and financing activities. The guidance is effective for us beginning after December 15, 2017, although early adoption is permitted. We currently in the process of evaluating the impact of the adoption on its consolidated financial statements.

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230) Restricted Cash a consensus of the FASB Emerging Issues Task Force. ASU 2016-18 requires restricted cash and cash equivalents to be included with cash and cash equivalents on the statement cash flows. The new standard is expected to be effective for fiscal years, and interim periods within those years, beginning after December 15, 2017, with early adoption permitted. We currently in the process of evaluating the impact of the adoption on its consolidated financial statements.

In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805) Clarifying the Definition of a Business. The amendments in this Update is to clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for annual periods beginning after December 15, 2017, including interim periods within those periods. We currently in the process of evaluating the impact of the adoption on its consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-04, Intangibles – Goodwill and Other (Topic 350); Simplifying the Test for Goodwill Impairment. The amendments in this update simplify the measurement of goodwill by eliminating Step 2 from the goodwill impairment test. Under this guidance, an entity should perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An entity should recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss should not exceed the total amount of goodwill allocated to that reporting unit. ASU 2017-04 is effective for public companies for the reporting periods beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. Although we cannot anticipate future goodwill impairment, based on the most recent assessment, it is unlikely that an impairment amount would need to be calculated and, therefore, does not anticipate a material impact on our financial statements. The current accounting policies and procedures are not anticipated to change, except for the elimination of the Step 2 analysis. We currently are in the process of evaluating the impact of the adoption on our consolidated financial statements.

In May 2017, the FASB issued ASU No 2017-09 “Compensation-Stock Compensation (Topic 718): Scope of Modification Accounting”. ASU 2017-09 provides clarity and reduces both (i) diversity in practice and (ii) cost and complexity when applying the guidance in Topic 718, Compensation-Stock Compensation, to a change to the terms or conditions of a share-based payment award. The amendments in ASU 2017-09 provide guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. An entity should account for the effects of a modification unless all three of the following are met: (1) The fair value (or calculated value or

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intrinsic value, if such an alternative measurement method is used) of the modified award is the same as the fair value (or calculated value or intrinsic value, if such an alternative measurement is used) of the original award immediately before the original award is modified. If the modification does not affect any of the inputs to the valuation technique that the entity uses to value the award, the entity is not required to estimate the value immediately before and after the modification. (2) The vesting conditions of the modified award are the same as the vesting conditions of the original award immediately before the original award is modified. (3) The classification of the modified award as an equity instrument or a liability instrument is the same as the classification of the original award immediately before the original award is modified. Note that the current disclosure requirements in Topic 718 apply regardless of whether an entity is required to apply modification accounting under the amendments in ASU 2017-09. ASU 2017-09 is effective for all annual periods, and interim periods within those annual periods, beginning after December 15, 2017, with early adoption permitted. We are currently evaluating the effects of ASU 2017-09 on our audited consolidated financial statements.

Management has evaluated other recently issued accounting pronouncements and does not believe that any of these pronouncements will have a significant impact on our consolidated financial statements and related disclosures.

CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

Our management conducted an evaluation, with the participation of our Chief Executive Officer, who is our principal executive officer and our principal financial and accounting officer, of the effectiveness of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) as of the end of the period covered by this registration statement on Form 10. Based on that evaluation, we concluded that because of the material weakness and significant deficiencies in our internal control over financial reporting described below, our disclosure controls and procedures were not sufficient as of December 31, 2017 or 2016.

Management’s Annual Report on Internal Control over Financial Reporting

Management is responsible for the preparation of our financial statements and related information. Management uses its best judgment to ensure that the financial statements present accurately, in material respects, our financial position and results of operations in fairness and conformity with generally accepted accounting principles.

Management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in the Exchange Act. These internal controls are designed to provide reasonable assurance that the reported financial information is presented fairly, that disclosures are adequate, and that the assumptions and opinions in the preparation of financial statements are reasonable. There are inherent limitations in the effectiveness of any system of internal controls, including the possibility of human error and overriding of controls. Consequently, an ineffective internal control system can only provide reasonable, not absolute, assurance with respect to reporting financial information.

Our internal control over financial reporting includes policies and procedures that: (i) pertain to maintaining records that, in reasonable detail, accurately and fairly reflect our transactions; (ii) provide reasonable assurance that transactions are recorded as necessary for preparation of our financial statements in accordance with generally accepted accounting principles and that the receipts and expenditures of company assets are made in accordance with our management’s and directors’ authorization; and (iii) provide reasonable assurance regarding the prevention or timely detection of unauthorized acquisition, use, or disposition of assets that could have a material effect on our financial statements.

We conducted an evaluation of the effectiveness of our internal control over financial reporting, based on the framework in “Internal Control Integrated Framework” issued by the Committee of Sponsoring Organizations of the Treadway

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Commission (“COSO”) and published in 2013, and subsequent guidance prepared by COSO specifically for smaller public companies. Based on that evaluation, management concluded that our internal control over financial reporting was not sufficient as of December 31, 2017 and 2016 and September 30, 2018 for the reasons discussed below.

A significant deficiency is a deficiency, or combination of deficiencies in internal control over financial reporting, that adversely affects the entity’s ability to initiate, authorize, record, process, or report financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the entity’s financial statements that is more than inconsequential will not be prevented or detected by the entity’s internal control. A material weakness is a deficiency or a combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the annual or interim consolidated financial statements will not be prevented or detected on a timely basis. Management identified the following material weakness and significant deficiencies in its assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 and September 30, 2018:

•	The Company did not maintain effective controls over certain aspects of the financial reporting process because we lacked personnel with accounting expertise and an adequate supervisory review structure that is commensurate with our financial reporting requirements.

•	Material Weakness – Inadequate segregation of duties.

We expect to be materially dependent on a third party that can provide us with accounting consulting services for the foreseeable future. Until such time as we have a chief financial officer with the requisite expertise in U.S. GAAP, there are no assurances that the material weaknesses and significant deficiencies in our disclosure controls and procedures and internal control over financial reporting will not result in errors in our financial statements, which could lead to a restatement of those financial statements. Our management does not expect that our disclosure controls and procedures or our internal controls will prevent all error and all fraud. A control system, no matter how well conceived and maintained, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must account for resource constraints. In addition, the benefits of controls must be considered relative to their costs. Due to the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, can and will be detected.

This registration statement on Form 10 does not include an attestation report from our registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by the Company’s registered public accounting firm pursuant to rules of the Commission that permit us to provide only management’s report in this registration statement on Form 10.

Changes in Internal Controls over Financial Reporting

There have been no changes in our internal control over financial reporting during the quarter ended September 31, 2018 or the nine months ended September 30, 2018 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

SUBSEQUENT EVENTS

We have evaluated subsequent events after September 30, 2018 through the date this report was filed and have determined there have been no subsequent events for which disclosure is required.

ITEM 3: PROPERTIES

We do not own or lease any properties.

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Since October 16, 2016 through the date of this filing, our corporate offices have been located at 2030 Powers Ferry Road SE, Suite 212, Atlanta, GA 30339 and are provided to us by our sole officer and director at no cost to us.

ITEM 4: SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth as of September 30, 2018 the number and percentage of the outstanding shares of common stock, which according to the information available to us, were beneficially owned by:

(i)	each person who is currently a director,
(ii)	each executive officer,
(iii)	all current directors and executive officers as a group, and
(iv)	each person who is known by us to own beneficially more than 5% of our outstanding common stock.

Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

OFFICERS AND DIRECTORS

Title of Class	Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Owner	Percent of Class Outstanding (2)	Number of Shares & Warrants if fully exercised	Percent of Class including Warrants(4)
Common Shares	Erik S. Nelson, Chief Executive Officer, President, Chief Financial Officer, Secretary and Director (3)	650,000	27.65%	1,450,000	39.7%

Form “A” Warrants	Erik S. Nelson, Chief Executive Officer, President, Chief Financial Officer, Secretary and Director (3)	400,000

Form “B” Warrants	Erik S. Nelson, Chief Executive Officer, President, Chief Financial Officer, Secretary and Director (3)	400,000

Common Shares	All Directors and Executive Officers as a Group (1 person) Common Shares	650,000	27.65%	1,450,000	39.7%

Form “A” Warrants	All Directors and Executive Officers as a Group (1 person)	400,000
Form “B” Warrants	All Directors and Executive Officers as a Group ( 1 person)	400,000

(1)	The address of each person listed above, unless otherwise indicated, is c/o Nocera, Inc., 2030 Powers Ferry Road SE, Suite 212, Atlanta, GA 30339.

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(2)	Based upon 3,649,200 common shares issued and outstanding on a fully diluted basis.
(3)	Coral Investment Partners, LP. is an investment partnership. Mr. Nelson is President of the General Partner, and thus has control of the shares owned by the partnership.
(4)	Assuming full exercise of all warrants.

GREATER THAN 5% STOCKHOLDERS

Title of Class	Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Owner	Percent of Class Outstanding (2)	Number of Shares & Warrants if fully exercised	Percent of Class including Warrants(4)
Common Shares	Erik S. Nelson, Chief Executive Officer, President, Chief Financial Officer, Secretary and Director (3)	650,000	27.659%	1,450,000	39.7%

Form “A” Warrants	Erik S. Nelson, Chief Executive Officer, President, Chief Financial Officer, Secretary and Director (3)	400,000

Form “B” Warrants	Erik S. Nelson, Chief Executive Officer, President, Chief Financial Officer, Secretary and Director (3)	400,000

Common Shares	Marina S. Fiorino (5) Via La Malfa 26 San Marzano Sulsarno Salerno, 84010 Italy	1,043,600	44.4%	1,843,600	50.5%

Form “A” Warrants	Marina S. Fiorino (5) Via La Malfa 26 San Marzano Sulsarno Salerno, 84010 Italy	400,000

Form “B” Warrants	Marina S. Fiorino (5) Via La Malfa 26 San Marzano Sulsarno Salerno, 84010 Italy	400,000

Common Shares	Capital Market Solutions SL (6)	295,000	12.59%	295,000	8.1%

Common Shares	Coral Investment Partners, LP (7)	150,000	6.39%	150,000	4.1%

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(1)	The address of each person listed above, unless otherwise indicated, is c/o 2030 Powers Ferry Road SE, Suite 212, Atlanta, GA 30339.
(2)	Based upon 3,649,200 common shares issued and outstanding on a fully diluted basis.
(3)	Coral Investment Partners, LP. is an investment partnership. Mr. Nelson is President of the General Partner, and thus has control of the shares owned by the partnership.
(4)	Assuming full exercise of all warrants.
(5)	Following the passing of Rocco Fiorino, our Former President and Director, Marina Fiorino inherited her ownership of the shares of Nocera previously owned by her father.
(6)	Capital Market Solutions SL has disbanded. No known contact information is available.
(7)	Coral Investment Partners, LP is a limited partnership. Mr. Nelson is the President of the General Partner, our Company’s sole officer and director

Rule 13d-3 under the Securities Exchange Act of 1934 governs the determination of beneficial ownership of securities. That rule provides that a beneficial owner of a security includes any person who directly or indirectly has or shares voting power and/or investment power with respect to such security. Rule 13d-3 also provides that a beneficial owner of a security includes any person who has the right to acquire beneficial ownership of such security within sixty days, including through the exercise of any option, warrant or conversion of a security. Any securities not outstanding which are subject to such options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person. Those securities are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person. Included in this table are only those derivative securities with exercise prices that we believe have a reasonable likelihood of being “in the money” within the next sixty days.

As of the date of this filing and since September 30, 2018, there have been no issuances of any class of stock, warrants or any other security.

ITEM 5: DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

The following table sets forth the names, ages, and positions with us for each of our directors and officers as of September 30, 2018:

Name	Age	Position
Erik S. Nelson	51	Chief Executive Officer, President, Chief Financial Officer, Secretary and Director
Rocco Fiorino	62	Former President and Director (2002 - October 2017)

Erik S. Nelson, Chief Executive Officer, President, Chief Financial Officer, Secretary and Director

Mr. Erik S. Nelson, our sole officer and director, was appointed as Corporate Secretary and a member of the Board of Directors on September 19, 2011. Following the death of Rocco Fiorino, Mr. Nelson was appointed President on November 12, 2017. He is the sole officer and director of our Company. Mr. Nelson is also the President of Coral Capital Partners, Inc. an advisory services firm founded in 1995 that provides services to privately held and publicly traded companies. Mr. Nelson is also the President of Mountain Share Transfer, LLC, an SEC registered stock transfer agent since September 2012.

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Mr. Nelson is a graduate of the University of Colorado (1989) with a bachelors in Business Administration, with an emphasis in Finance.

Rocco Fiorino, Former President and Director (2002 - October 7, 2017)

Rocco Fiorino was appointed President and a member of the Board of Directors on February 11, 2002. Tragically, Mr. Fiorino passed away on October 7, 2017 due to complications resulting from kidney failure. Mr. Fiorino was the President of Felice Conserve, Noldicor SA, and Sontemar, SA. Mr. Fiorino had a life-long career in the growing and processing of tomatoes and agricultural products in Italy. It was through his vision that the Company expanded into Uruguay.

CONFLICTS OF INTEREST - GENERAL

Our directors and officers are, or may become, in their individual capacities, officers, directors, controlling shareholder and/or partners of other entities engaged in a variety of businesses. Thus, there exist potential conflicts of interest including, among other things, time, efforts and corporation opportunity, involved in participation with such other business entities. While our sole officer and director of our business is engaged in business activities outside of our business, he devotes to our business such time as he believes to be necessary.

CONFLICTS OF INTEREST - CORPORATE OPPORTUNITIES

Presently no requirement contained in our Articles of Incorporation, Bylaws, or minutes which requires officers and directors of our business to disclose to us business opportunities which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to us to disclose to us any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another company. We have no intention of merging with or acquiring an affiliate, associate person or business opportunity from any affiliate or any client of any such person.

COMMITTEES OF THE BOARD OF DIRECTORS

In the ordinary course of business, the board of directors maintains a compensation committee and an audit committee.

The primary function of the compensation committee is to review and make recommendations to the board of directors with respect to the compensation, including bonuses, of our officers and to administer the grants under our stock option plan.

The functions of the audit committee are to review the scope of the audit procedures employed by our independent auditors, to review with the independent auditors our accounting practices and policies and recommend to whom reports should be submitted, to review with the independent auditors their final audit reports, to review with our internal and independent auditors our overall accounting and financial controls, to be available to the independent auditors during the year for consultation, to approve the audit fee charged by the independent auditors, to report to the board of directors with respect to such matters and to recommend the selection of the independent auditors.

In the absence of a separate audit committee our board of directors’ functions as audit committee and performs some of the same functions of an audit committee, such as recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditor’s independence, the financial statements and their audit report; and reviewing management's administration of the system of internal accounting controls.

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ITEM 6: EXECUTIVE COMPENSATION

During the year ended December 31, 2017, Mr. Erik S. Nelson was our sole director and officer.

Executive compensation during the years ended December 31, 2017 and 2016 was as follows:

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS ($)	OPTIONS AWARDS ($)	NONQUALIFIED DEFERRED COMPENS- ATION ($)	ALL OTHER COMP ($)	TOTAL
Erik S. Nelson, Chief Executive Officer, Chief Financial Officer & Director (1)	2017	$0	$0	$0	$0	$0	$0	$0
	2016	$0	$0	$0	$0	$0	$0	$0

Rocco Fiorino, Former President & Director(2)	2017	$0	$0	$0	$0	$0	$0	$0
	2016	$0	$0	$0	$0	$0	$0	$0

(1) Mr. Erik S. Nelson, our sole officer and director, was appointed as Corporate Secretary and a member of the Board of Directors on September 19, 2011. Following the death of Rocco Fiorino, Mr. Nelson was appointed President on November 12, 2017.

(2) Rocco Fiorino passed away on October 7, 2017 due to complications resulting from kidney failure.

ITEM 7: CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Erik S. Nelson, President and sole Director, has advanced payment for expenses of the Company through his business, Coral Capital Partners. Expenses for the years ended December 31, 2017 and 2016 were $3,975 and $0, respectively. The balance due to Coral Capital Partners was $3,975 and $0 as of December 31, 2017 and 2016, respectively.

Mr. Nelson also controls Mountain Share Transfer, LLC, the stock transfer agent for the Company. Expenses for the years ended December 31, 2017 and 2016 were $3,7,50 and $0, respectively. The balance due to Mountain Share Transfer, LLC was $3,750 and $0 as of December 31, 2017 and 2016, respectively.

Stock Options

The Company has no stock option plan at this time.

ITEM 8: LEGAL PROCEEDINGS

Neither we nor our sole officer, directors or holders of five percent or more of its common stock is a party to any pending legal proceedings and to the best of our knowledge, no such proceedings by or against us or our officers, or directors or holders of five percent or more of its common stock have been threatened or is pending against us.

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ITEM 9: MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED NOCERA MATTERS

Market Price and Stockholder Matters

Shares of our common stock trade in the pink sheets market and quotations for the common stock are listed in the "Pink Sheets" produced by the OTC Markets under the symbol "NCRA".

The following table sets forth for the respective periods indicated the prices of our common stock in this market as reported and summarized by the National Quotation Bureau. Such prices are based on inter-dealer bid and asked prices, without markup, markdown, commissions, or adjustments and may not represent actual transactions.

During the fiscal years ended December 31, 2017, 2016 and 2015, and the nine months ended September 30, 2018 it had a trading history as follows:

	HIGH	LOW

Fiscal Year 2018

March 31, 2018	$0.25	$0.05
June 30, 2018	$1.01	$0.10
September 30, 2018	$0.51	$0.17

Fiscal 2017

March 31, 2017	$1.44	$1.40
June 30, 2017	$1.54	$1.44
September 30, 2017	$1.54	$0.24
December 31, 2017	$0.82	$0.05

Fiscal Year 2016:

March 31, 2016	$0.36	$0.14
June 30, 2016	$2.00	$0.36
September 30, 2016	$1.80	$1.40
December 30, 2016	$1.40	$1.40

Fiscal Year 2015:

March 31, 2015	$0.70	$0.70
June 30, 2015	$0.70	$0.18
September 30, 2015	$0.22	$0.16
December 31, 2015	$0.16	$0.14

Last Reported Price

On October 16, 2018, the last reported bid price of our shares of common stock reported on the OTC Markets was $0.17 per share.

33

Record Holders

There were 431 holders of record as of October 16, 2018; however, we believe the number of beneficial holders of our shares of common stock to be approximately 651. In many instances, a registered stockholder is a broker or other entity holding shares in street name for one or more customers who beneficially own the shares.

Our transfer agent is Mountain Share Transfer, LLC, 2030 Powers Ferry Road SE, Suite 212, Atlanta, GA 30339. Their telephone number is (303) 460-1149.

Dividend Policy

We have never paid cash dividends and have no plans to do so in the foreseeable future. Our future dividend policy will be determined by our board of directors and will depend upon a number of factors, including our financial condition and performance, our cash needs and expansion plans, income tax consequences, and the restrictions that applicable laws, any future preferred stock instruments, and any future credit arrangements may then impose.

Penny Stock

Penny Stock Regulation Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00. Excluded from the penny stock designation are securities registered on certain national securities exchanges or quoted on NASDAQ, provided that current price and volume information with respect to transactions in such securities is provided by the exchange/system or sold to established customers or accredited investors.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in connection with the transaction, and the monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our securities have become subject to the penny stock rules, investors may find it more difficult to sell their securities.

34

ITEM 10: RECENT SALES OF UNREGISTERED SECURITIES

During the period of January 1, 2015 through September 30, 2018, we have made unregistered sales or issuances of securities as set forth below:

DATE OF	TITLE OF	NO. OF		CLASS OF
ISSUANCE	SECURITIES	SHARES	CONSIDERATION	PURCHASER

April 16, 2018	Common Stock	1,000,000	$7.00	Accredited

April 16, 2018	Form “A” Warrants	500,000	$2.00	Accredited

April 16, 2018	Form “B” Warrants	500,000	$1.00	Accredited

September 20, 2018	Common Stock	150,000	$100	Accredited

September 20, 2018	Form “A” Warrants	150,000	$100	Accredited

September 20, 2018	Form “B” Warrants	150,000	$100	Accredited

Exemption From Registration Claimed –

All of the above sales by our Company of its unregistered securities were made by our Company in reliance upon the available exemptions from registration requirements of Section 4(2) at such time (and now 4(a)(5)) of the Securities Act of 1933, as amended (the "'33 Act"). All of the individuals and/or entities that purchased the unregistered securities were primarily existing shareholders, known to our Company and its management, through pre-existing business relationships, as long-standing business associates and employees. All purchasers were provided access to all material information, which they requested, and all information necessary to verify such information and were afforded access to management of our Company in connection with their purchases. All purchasers of the unregistered securities acquired such securities for investment and not with a view toward distribution, acknowledging such intent to our Company. All certificates or agreements representing such securities that were issued contained restrictive legends, prohibiting further transfer of the certificates or agreements representing such securities, without such securities either being first registered or otherwise exempt from registration in any further resale or disposition.

ITEM 11: DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

Description of Common Stock

We are authorized to issue 200,000,000 shares of our Common Stock, $0.001 par value (the "Common Stock"). Each share of the Common Stock is entitled to share equally with each other share of Common Stock in dividends from sources legally available therefore, when, and if, declared by our board of directors and, upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in the assets of the Company that are available for distribution to the holders of the Common Stock. Each holder of Common Stock is entitled to one vote per share for all purposes, except that in the election of directors, each holder shall have the right to vote such number of shares for as many persons as there are directors to be elected. Cumulative voting shall not be allowed in the election of directors or for any other purpose, and the holders of Common Stock have no preemptive rights, redemption rights or rights of conversion with respect to the Common Stock. Our

35

board of directors is authorized to issue additional shares of our Common Stock within the limits authorized by our Articles of Incorporation and without stockholder action. All shares of Common Stock have equal voting rights, and voting rights are not cumulative.

Description of Preferred Stock

No shares of Preferred Stock are authorized.

Transfer Agent

Mountain Share Transfer, LLC is our share transfer agent. Their address is 2030 Powers Ferry Road SE, Suite 212, Atlanta, GA 30339. Their telephone number is (303) 460-1149.

ITEM 12: INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Revised Statutes requires us to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding. The Nevada Revised Statutes permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of us and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

The Nevada Revised Statutes prohibits indemnification of a director or officer if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the Nevada Revised Statutes may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Nevada Revised Statutes also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

According to our bylaws, we are authorized to indemnify its directors to the fullest extent authorized under Nevada Law subject to certain specified limitations.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and persons controlling us pursuant to the foregoing provisions or otherwise, we are advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 13: FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Our audited financial statements for the years ended December 31, 2017 and 2016 and unaudited financial statements for the three and nine-month periods ended September 30, 2018 and 2017 appear at the end of this registration statement on pages F-1 though F-26.

ITEM 14: CHANGES IN AND DISAGREEMENTS WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no disagreements with the independent registered public accounting firm regarding accounting and financial disclosure.

36

ITEM 15: FINANCIAL STATEMENTS AND EXHIBITS

(a)	Audited financial statements for the years ended December 31, 2017 and 2016.

Unaudited financial statements for the three and nine months ended September 30, 2018.

(b)

Exhibit No.	Description
3(i).1	Articles of Incorporation of Nocera, Inc. (2.1.2002)	Filed Herewith

3(i).2	Certificate of Amendment (7.12.17)	Filed Herewith

3(i).3	Certificate of Change (8.3.17)	Filed Herewith

3(ii).4	Bylaws of Nocera, Inc.	Filed Herewith

4.1	Form of “A” Warrant	Filed Herewith

4.2	Form of “B” Warrant	Filed Herewith

10.1	Promissory Note	Filed Herewith

23.1	Consent of Independent Registered Public Accounting Firm	Filed Herewith
37

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

Nocera, Inc.

Date:	October 19, 2018	By:	/s/ Erik S. Nelson
Erik S. Nelson Chief Executive Officer (Principal Executive Officer), President and Chief Financial Officer (Principal Accounting Officer)

38

Exhibit Index

Copies of the following documents are included as exhibits to this registration statement.

Exhibit No.	Description

3(i).1	Articles of Incorporation of Nocera, Inc. (2.1.2002)

3(i).2	Certificate of Amendment (7.12.17)

3(i).3	Certificate of Change (8.3.17)

3(ii).4	Bylaws of Nocera, Inc.

4.1	Form of “A” Warrant

4.2	Form of “B” Warrant

10.1	Promissory Note

23.1	Consent of Independent Registered Public Accounting Firm

39

NOCERA, INC.

FINANCIAL STATEMENTS

C O N T E N T S

AUDITED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016
COVER PAGE	F-1
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-3
BALANCE SHEETS as of December 31, 2017 and 2016	F-4
STATEMENTS OF OPERATIONS for the years ending December 31, 2017 and 2016	F-5
STATEMENTS OF CHANGES STOCKHOLDERS DEFICIT for the years ending December 31, 2017 and 2016	F-6
STATEMENTS OF CASH FLOWS for the years ending December 31, 2017 and 2016	F-7
NOTES TO FINANCIAL STATEMENTS	F-8-F-13

CONDENSED UNAUDITED FINANCIAL STATEMENTS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017
COVER PAGE	F-14
CONDENSED BALANCE SHEETS as of September 30, 2018 (unaudited) and December 31, 2017 (audited)	F-16
CONDENSED UNAUDITED STATEMENTS OF OPERATIONS for the three and nine-month periods ending September 30, 2018 and 2017	F-17
CONDENSED UNAUDITED STATEMENTS OF CASH FLOWS for the nine-month periods ending September 30, 2018 and 2017	F-19
NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS	F-20-F-26

40

NOCERA, INC.

Financial REPORTS

DECEMBER 31, 2017

DECEMBER 31, 2016

41

NOCERA, INC.

42

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Nocera, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Nocera, Inc. (the "Company") as of December 31, 2017 and 2016, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2018

Lakewood, CO

October 18, 2018

F-3

NOCERA, INC.

BALANCE SHEETS

	December 31,	December 31,
	2017	2016

ASSETS

CURRENT ASSETS
Cash	$—	$—

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable - Related Party	7,725	2,625

Total current liabilities	7,725	2,625

STOCKHOLDERS’ DEFICIT
Common stock; $0.001 par value;
authorized 200,000,000 shares;
issued and outstanding:
2,199,200 shares at December 31, 2017
and December 31, 2016;	2,199	2,199
Additional paid in capital	1,019,188	1,019,188
Accumulated deficit	(1,029,112)	(1,024,012)

Total stockholders’ deficit	(7,725)	(2,625)

Total liabilities and stockholders’ deficit	$—	$—

See Accompanying Notes to Financial Statements

F-4

NOCERA, INC.

STATEMENTS OF OPERATIONS

	Year Ended	Year Ended
	December 31,	December 31,
	2017	2016

Revenues	$—	$—

General, selling, and
Administrative expenses	5,100	875
	5,100	875

Operating loss	(5,100)	(875)

Nonoperating income (expense)	—	—

Net loss	$(5,100)	$(875)

Net loss per share, basic and diluted	$(0.00)	$(0.00)

Average number of shares of common stock outstanding	2,199,200	2,199,200

See Accompanying Notes to Financial Statements

F-5

NOCERA, INC.

STATEMENTS OF STOCKHOLDERS’ DEFICIT

			Additional
	Common Stock		Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance, December 31, 2015	2,199,200	$2,199	$1,019,188	$(1,023,137)	(1,700)

Net loss, December 31, 2016	—	—	—	(875)	(875)

Balance, December 31, 2016	2,199,200	2,199	$1,019,188	$(1,024,012)	(2,625)

June 28, 2017, 1:40,000 reverse stock split

June 28, 2017, 200:1 forward stock split

Net loss, December 31, 2017	—	—	—	(5,100)	(5,100)

Balance, December 31, 2017	2,199,200	$2,199	$1,019,188	$(1,029,112)	$(7,725)

See Accompanying Notes to Financial Statements

F-6

NOCERA, INC.

STATEMENTS OF CASH FLOWS

	Year Ended	Year Ended
	December 31,	December 31,
	2017	2016

Cash Flows From Operating Activities

Net loss	$(5,100)	$(875)
Adjustments to reconcile net (loss)
to cash provided by (used in) operating activities:
Changes in assets and liabilities
Increase in accounts payable - related party	5,100	875

Net cash (used in) operating activities	—	—

Cash Flows From Investing Activities	—	—

Cash Flows From Financing Activities	—	—

Net increase in cash	$—	$—

Cash, beginning of period	—	—

Cash, end of period	$—	$—

See Accompanying Notes to Financial Statements

F-7

NOCERA, INC.

NOTES TO FINANCIAL STATEMENTS

Note 1.         NATURE OF BUSINESS

Nocera, Inc., a Nevada corporation, (“Nocera”, “We”, or “Us”) is a publicly quoted shell company seeking to create value for our shareholders by merging with another entity with experienced management and opportunities for growth return for shares of our common stock. No potential merger candidate has been identified at this time.

History

NOCERA, INC. (“Company”) was organized February 1, 2002 under the laws of the State of Nevada. The Company abandoned operations in 2005.

On February 12, 2002, we acquired Felice Conserve, an Italian corporation, as a wholly owned subsidiary in exchange for 20 million shares of our common stock. The principal business of Felice Conserve was the production and processing of agricultural products in Italy. The principal product was canned tomatoes. Our principal US office location was 950 Eulalia Road NE, Atlanta, GA. 30339.

In 2003, we established two subsidiaries in Uruguay; Sontemar, SA (“Sontemar”), and Noldicor, SA (“Noldicor”). The principal business of Noldicor was the production of tomatoes. The principal business of Sontemar was the processing and sale of packaged tomatoes.

On April 23, 2004, we paid a 4 for 1 stock dividend to our shareholders.

In 2006, due to financial difficulties, Noldicor and Sontemar ceased operations. As a result of this our operations in Uruguay ceased. Additionally, during 2006, Felice Conserve was divested back to its original shareholders. This resulted in our returning to development stage status.

On approximately November 3, 2017 we effected a reverse-split of our common shares as follows:

•	A 1 for 40,000 reverse-split of the Company’s common shares, followed immediately by;

•	All fractional shares shall be rounded upwards to the nearest whole share, followed immediately by;

•	A 200 for 1 forward stock split.

The net effect of these actions was a 1 for 200 reverse-split of the Company’s common shares, with no shareholder being reduced below 200 shares. All shareholders who prior to the reverse-split had 40,000 or less of the pre-split shares received 200 of the new, post-split shares.

NOTE 2. GOING CONCERN

The Company’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), which contemplates the Company’s continuation as a going concern. The Company incurred operating losses of $5,100 during the year ended December 31, 2017 and has an accumulated deficit of $1,029,112 as of December 31, 2017.

F-8

Management intends to raise additional operating funds through equity and/or debt offerings. However, there can be no assurance management will be successful in its endeavors. There are no assurances that the Company will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support its working capital requirements. To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital is not available to the Company, it may be required to curtail or cease its operations.

Due to uncertainties related to these matters, there exists a substantial doubt about the ability of the Company to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

NOTE 3. A SUMMARY OF THE COMPANY’S SIGNIFICANT ACCOUNTING POLICIES IS AS FOLLOWS:

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

We consider highly liquid investments with maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of December 31, 2017 and 2016.

FAIR VALUE OF FINANCIAL INSTRUMENTS

FASB ASC 820 “FAIR VALUE MEASUREMENTS AND DISCLOSURES,” defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosure about fair value measurements. FASB ASC 820 establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value as follows.

Level 1. Observable inputs such as quoted prices in active markets;

Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly, and

Level 3. Unobservable inputs in which there is little or no market data which requires the reporting entity to develop its own assumptions.

F-9

The Company does not have any assets or liabilities measured at fair market value on a recurring basis at December 31, 2017 and 2016. The Company did not have any fair value adjustments for assets or liabilities measured at fair market value on a nonrecurring basis during periods ended December 31, 2017 and 2016.

INCOME TAXES

The Company accounts for income taxes under FASB ASC 740 “INCOME TAXES.” Under the asset and liability method of FASB ASC 740, deferred tax asset and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax asset if it is likely than not that the Company will not realize tax assets through future operations.

RECENT ACCOUNTING PRONOUNCEMENTS

In May 2014, the Financial Accounting Standards Board issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which supersedes nearly all existing revenue recognition guidance under GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. ASU 2014-09 defines a five-step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under existing GAAP. The guidance is effective for annual and interim periods beginning after December 15, 2017. The standard is required to be adopted using either the full retrospective approach, with all prior periods presented adjusted, or the modified retrospective approach, with a cumulative adjustment to retained earnings on the opening balance sheet. The Company will adopt the new standard utilizing the modified retrospective approach. The Company does not expect the adoption of this ASU to have a material impact on its financial statements. However, we anticipate the new standard will result in more robust footnote disclosures.

In February 2016, the FASB issued ASU 2016-02, a lease standard requiring lessees to recognize lease assets and lease liabilities for most leases classified as operating leases under previous U.S. GAAP. The guidance is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. The Company will be required to use a modified retrospective approach for leases that exist or are entered into after the beginning of the earliest comparative period in the financial statements. The Company does not expect the adoption of this ASU to have a material impact on its financial statements.

The Company evaluates new pronouncements as issued and evaluates the effect of adoption on the Company at the time. The Company has determined that the adoption of recently adopted accounting pronouncements will not have an impact on the financial statements.

NOTE 4. ASSETS

Concurrent with the discontinuation of operations in Uruguay and the divestiture of Felice Conserve in 2006, the Company ceased to have any assets.

Since then, the only asset of the Company has been cash loaned to the Company by affiliates to cover regulatory and filing expenses.

F-10

NOTE 5. INCOME TAXES

On December 22, 2017, the President of the United States signed into law the Tax Cuts and Jobs Act (Tax Reform Act). The Tax Reform Act alters U.S. corporate income taxation in a number of significant ways including, lowering the corporate income tax rate from 35% to 21%, implementing a quasi-territorial tax regime by providing a 100% Dividends Received Deduction (“DRD”) of foreign dividends, imposing a one-time transition tax on deemed repatriated post-1986 undistributed earnings of foreign subsidiaries and revising or eliminating certain deductions.

In accordance with FASB ASC 740, “INCOME TAXES,” the deferred tax liabilities and valuation allowance has been adjusted for the effect of the change in tax rates.

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. When it is more likely than not a tax asset cannot be realized through future income the Company must allow for future tax benefits. We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more than likely than not we will not earn income sufficient to realize deferred tax assets during the carryforward period.

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the twelve months ended December 31, 2017 and 2016, or during the prior three years applicable under FASB ASC 740. We did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the balance sheet. The Company is in process of filing the 2017 tax return.

The components of the Company’s deferred tax asset as of December 31, 2017 and 2016 is as follows:

	2017	2016
Net operating loss carryforward	$216,114	$215,043
Valuation allowance	(216,114)	(215,043)

Net deferred tax asset	$—	$—

A reconciliation of income taxes computed at the 21% statutory rate to the income tax recorded is as follows:

	2017	2016
Tax at statutory rate (21%)	$1,071	$184
Valuation allowance	(1,071)	(184)

Net deferred tax asset	$—	$—

The Company did not pay any income taxes during the periods ended December 31, 2017 and 2016.

The net federal operating loss carry forward of $1,029,112 will expire between 2032 and 2037. This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

F-11

NOTE 6. COMMON STOCK

The authorized common stock of the Company consists of 200,000,000 shares with par value of $0.001. The Company has 2,199,200 shares issued and outstanding as of December 31, 2017.

On June 28, 2017, the Company approved a 1:40,000 reverse-split of the Company’s common shares. All fractional shares were rounded upwards to the nearest whole share. The reverse split was followed by a 200:1 forward stock split.

As a result of the reverse-split and forward stock split, issued and outstanding shares decreased from 190,475,405 shares to 2,199,200.

The Company has not authorized shares of preferred stock.

NET LOSS PER COMMON SHARE

Net loss per share is calculated in accordance with FASB ASC 260, “EARNINGS PER SHARE.” The weighted-average number of common shares outstanding during each period is used to compute basic loss per share. Diluted loss per share is computed using the weighted average number of shares and dilutive potential common shares outstanding. Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net loss per common share is based on the weighted average number of shares of common stock outstanding of 2,199,200 during 2017 and 2016, respectively. As of December 31, 2017, December 31, 2016 and since inception, the Company had no dilutive potential common shares.

NOTE 7. RELATED PARTY TRANSACTION

Erik S. Nelson, President has advanced payment for expenses of the Company through his business, Coral Capital Partners. Expenses for the years ended December 31, 2017 and 2016 were $3,975 and $0, respectively. The balance due to Coral Capital Partners was $3,975 and $0 as of December 31, 2017 and 2016, respectively.

Mr. Nelson also controls Mountain Share Transfer, LLC, the stock transfer agent for the Company. Expenses for the years ended December 31, 2017 and 2016 were $3,750.33 and $0, respectively. The balance due to Mountain Share Transfer, LLC was $3,750.33 and $0 as of December 31, 2017 and 2016, respectively.

NOTE 8. SUBSEQUENT EVENTS

Events subsequent to December 31, 2017 have been evaluated through October 2, 2018, the date these statements were available to be issued, to determine whether they should be disclosed to keep the financial statements from being misleading.

On April 16th, 2018 Nelson Fiorino Holdings, LLC. returned One Million (1,000,000) shares (the “original NFH shares”) to the company for cancellation. Concurrent with the cancellation of the original NFH shares, Nelson Fiorino Holdings, LLC. subscribed to One Million (1,000,000), Five Hundred Thousand Class A Warrants, and Five Hundred Thousand Class B Warrants. The Class A Warrants are exercisable at a price of $0.50/share and expire at 5:00pm eastern time on April 16th, 2023. The Class B Warrants are exercisable at a price of $1.00/share and expire at 5:00pm eastern time on April 16th, 2023.

On September 28th, 2018, Coral Investment Partners, LP. (“CIP”) a partnership managed by Mr. Nelson, entered into a Promissory Note Agreement with the Company whereby it agreed to loan the Company ten

F-12

thousand dollars. Under the terms of the Promissory Note Agreement, the outstanding balance due may be converted into common shares of the Company at a rate of $0.01/share. Additionally, CIP subscribed to One Hundred Fifty Thousand (150,000) shares of the Company’s common stock, One Hundred Fifty Thousand (150,000) Class A warrants, and One Hundred Fifty Thousand (150,000) Class B warrants.

NOTE 9. LEGAL PROCEEDINGS

We are not subject to any legal proceedings the years ended December 31st, 2017 and 2016. To the best of our knowledge, no legal proceedings are pending or threatened.

F-13

NOCERA, INC.

Financial REPORTS

September 30, 2018

September 30, 2017

F-14

NOCERA, INC.

Contents

FINANCIAL STATEMENTS

Balance Sheets	F-16

Statements of Operations	F-17

Statements of Cash Flows	F-19

Notes to Financial Statements	F-20-F-26

F-15

NOCERA, INC.

BALANCE SHEETS

	Unaudited	Audited
	September 30,	December 31,
	2018	2017

ASSETS

CURRENT ASSETS
Cash	$10,483	$—

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable - Related Parties	11,029	7,725
Related party Convertible Note,
$10,000 Beneficial Conversion Feature fully recognized	10,000	—

Total current liabilities	21,029	7,725

STOCKHOLDERS’ DEFICIT
Common stock; $0.001 par value;
authorized 200,000,000 shares;
issued and outstanding:
2,349,200 shares at September 30, 2018
and 190,475,405 at September 30, 2017;	2,349	2,199
Additional paid in capital	1,622,096	1,019,188
Accumulated deficit	(1,634,991)	(1,024,012)

Total stockholders’ deficit	(10,546)	(7,725)

Total liabilities and stockholders’ deficit	$10,483	$—

See Accompanying Notes to Financial Statements

F-16

NOCERA, INC.

STATEMENTS OF OPERATIONS

(unaudited)

	3 Months Ended	3 Months Ended
	September 30,	September 30,
	2018	2017

Revenues	$—	$—

General, selling, and
Administrative expenses	716	755
	716	755

Operating loss	(716)	(755)

Nonoperating income (expense)
Related Party Interest Expense (Beneficial Conversion Feature)	(10,000)
Warrant Issuance Expense (related party)	(592,469)	—

Nonoperating income (expense)	(602,469)	—

Net loss	$(603,185)	$(755)

Net loss per share, basic and diluted	$(0.27)	$(0.00)

Average number of shares of common stock outstanding	2,205,244	2,199,200

See Accompanying Notes to Financial Statements

F-17

NOCERA, INC.

STATEMENTS OF OPERATIONS

(unaudited)

	9 Months Ended	9 Months Ended
	September 30,	September 30,
	2018	2017

Revenues	$—	$—

General, selling, and
Administrative expenses	3,131	3,420
	3,131	3,420

Operating loss	(3,131)	(3,420)

Nonoperating income (expense)
Related Party Interest Expense (Beneficial Conversion Feature)	(10,000)
Warrant Issuance Expense (related party)	(592,469)	—

Nonoperating Income (expense)	(602,469)	—

Net loss	$(605,600)	$(3,420)

Net loss per share, basic and diluted	$(0.27)	$(0.00)

Average number of shares of common stock outstanding	2,205,244	2,199,200

See Accompanying Notes to Financial Statements

F-18

NOCERA, INC.

STATEMENTS OF CASH FLOWS

	9 Months Ended	9 Months Ended
	September 30,	September 30,
	2018	2017

Cash Flows From Operating Activities

Net loss	$(605,600)	$(3,420)
Adjustments to reconcile net (loss)
to cash provided by (used in) operating activities:
Warrant Issuance Expense - Related party	592,469	—
Interest Expense - Beneficial Conversion Feature - Related Party	10,000	—
Changes in assets and liabilities
Increase in accounts payable	3,304	3,420

Net cash provided by (used in) operating activities	173	—

Cash Flows From Investing Activities
Issuance of Common Shares (related party)	107	—
Issuance of Class A Warrants (related party)	102	—
Issuance of Class B Warrants (related party)	101	—

Net cash provided by (used in) Investing Activities	310	—

Cash Flows From Financing Activities
Related party convertible note payable	10,000	—

Net increase in cash	$10,483	$—

Cash, beginning of period	—	—

Cash, end of period	$10,483	$—

See Accompanying Notes to Financial Statements

F-19

NOCERA, INC.

NOTES TO FINANCIAL STATEMENTS

Note 1.         NATURE OF BUSINESS

Nocera, Inc., a Nevada corporation, (“Nocera”, “We”, or “Us”) is a publicly quoted shell company seeking to create value for our shareholders by merging with another entity with experienced management and opportunities for growth return for shares of our common stock. No potential merger candidate has been identified at this time.

History

NOCERA, INC. (“Company”) was organized February 1, 2002 under the laws of the State of Nevada. The Company abandoned operations in 2005.

On February 12, 2002, we acquired Felice Conserve, an Italian corporation, as a wholly owned subsidiary in exchange for 20 million shares of our common stock. The principal business of Felice Conserve was the production and processing of agricultural products in Italy. The principal product was canned tomatoes. Our principal US office location was 950 Eulalia Road NE, Atlanta, GA. 30339.

In 2003, we established two subsidiaries in Uruguay; Sontemar, SA (“Sontemar”), and Noldicor, SA (“Noldicor”). The principal business of Noldicor was the production of tomatoes. The principal business of Sontemar was the processing and sale of packaged tomatoes.

On April 23, 2004, we paid a 4 for 1 stock dividend to our shareholders.

In 2006, due to financial difficulties, Noldicor and Sontemar ceased operations. As a result of this our operations in Uruguay ceased. Additionally, during 2006, Felice Conserve was divested back to its original shareholders. This resulted in our returning to development stage status.

On approximately November 3, 2017 we effected a reverse-split of our common shares as follows:

•	A 1 for 40,000 reverse-split of the Company’s common shares, followed immediately by;

•	All fractional shares shall be rounded upwards to the nearest whole share, followed immediately by;

•	A 200 for 1 forward stock split.

The net effect of these actions was a 1 for 200 reverse-split of the Company’s common shares, with no shareholder being reduced below 200 shares. All shareholders who prior to the reverse-split had 40,000 or less of the pre-split shares received 200 of the new, post-split shares.

NOTE 2. GOING CONCERN

The Company’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), which contemplates the Company’s continuation as a going concern. The Company incurred operating losses of $3,131 during the 9 months ended September 30, 2018 and has an accumulated deficit of $10,546 as of September 30, 2018.

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Management intends to raise additional operating funds through equity and/or debt offerings. However, there can be no assurance management will be successful in its endeavors. There are no assurances that the Company will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support its working capital requirements. To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital is not available to the Company, it may be required to curtail or cease its operations.

Due to uncertainties related to these matters, there exists a substantial doubt about the ability of the Company to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

NOTE 3. A SUMMARY OF THE COMPANY’S SIGNIFICANT ACCOUNTING POLICIES IS AS FOLLOWS:

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

We consider highly liquid investments with maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of September 30, 2018 and 2017.

FAIR VALUE OF FINANCIAL INSTRUMENTS

FASB ASC 820 “FAIR VALUE MEASUREMENTS AND DISCLOSURES,” defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosure about fair value measurements. FASB ASC 820 establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value as follows.

Level 1. Observable inputs such as quoted prices in active markets;

Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly, and

Level 3. Unobservable inputs in which there is little or no market data which requires the reporting entity to develop its own assumptions.

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The Company does not have any assets or liabilities measured at fair market value on a recurring basis at December 31, 2017 and 2016. The Company did not have any fair value adjustments for assets or liabilities measured at fair market value on a nonrecurring basis during periods ended December 31, 2017 and 2016.

INCOME TAXES

The Company accounts for income taxes under FASB ASC 740 “INCOME TAXES.” Under the asset and liability method of FASB ASC 740, deferred tax asset and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax asset if it is likely than not that the Company will not realize tax assets through future operations.

RECENT ACCOUNTING PRONOUNCEMENTS

In May 2014, the Financial Accounting Standards Board issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which supersedes nearly all existing revenue recognition guidance under GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. ASU 2014-09 defines a five-step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under existing GAAP. The guidance is effective for annual and interim periods beginning after December 15, 2017. The standard is required to be adopted using either the full retrospective approach, with all prior periods presented adjusted, or the modified retrospective approach, with a cumulative adjustment to retained earnings on the opening balance sheet. The Company will adopt the new standard utilizing the modified retrospective approach. The Company does not expect the adoption of this ASU to have a material impact on its financial statements. However, we anticipate the new standard will result in more robust footnote disclosures.

In February 2016, the FASB issued ASU 2016-02, a lease standard requiring lessees to recognize lease assets and lease liabilities for most leases classified as operating leases under previous U.S. GAAP. The guidance is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. The Company will be required to use a modified retrospective approach for leases that exist or are entered into after the beginning of the earliest comparative period in the financial statements. The Company does not expect the adoption of this ASU to have a material impact on its financial statements.

The Company evaluates new pronouncements as issued and evaluates the effect of adoption on the Company at the time. The Company has determined that the adoption of recently adopted accounting pronouncements will not have an impact on the financial statements.

NOTE 4. ASSETS

Concurrent with the discontinuation of operations in Uruguay and the divestiture of Felice Conserve in 2006, the Company ceased to have any assets.

Since then, the only asset of the Company has been cash loaned to the Company by affiliates to cover regulatory and filing expenses.

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NOTE 5. INCOME TAXES

On December 22, 2017, the President of the United States signed into law the Tax Cuts and Jobs Act (Tax Reform Act). The Tax Reform Act alters U.S. corporate income taxation in a number of significant ways including, lowering the corporate income tax rate from 35% to 21%, implementing a quasi-territorial tax regime by providing a 100% Dividends Received Deduction (“DRD”) of foreign dividends, imposing a one-time transition tax on deemed repatriated post-1986 undistributed earnings of foreign subsidiaries and revising or eliminating certain deductions.

In accordance with FASB ASC 740, “INCOME TAXES,” the deferred tax liabilities and valuation allowance has been adjusted for the effect of the change in tax rates.

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. When it is more likely than not a tax asset cannot be realized through future income the Company must allow for future tax benefits. We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more than likely than not we will not earn income sufficient to realize deferred tax assets during the carryforward period.

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the twelve months ended December 31, 2017 and 2016, or during the prior three years applicable under FASB ASC 740. We did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the balance sheet. The Company is in process of filing the 2017 tax return.

The components of the Company’s deferred tax asset as of December 31, 2017 and 2016 is as follows:

	2017	2016
Net operating loss carryforward	$216,114	$215,043
Valuation allowance	(216,114)	(215,043)

Net deferred tax asset	$—	$—

A reconciliation of income taxes computed at the 21% statutory rate to the income tax recorded is as follows:

	2017	2016
Tax at statutory rate (21%)	$1,071	$184
Valuation allowance	(1,071)	(184)

Net deferred tax asset	$—	$—

The Company did not pay any income taxes during the periods ended December 31, 2017 and 2016.

The net federal operating loss carry forward of $1,029,112 will expire between 2032 and 2037. This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

F-23

NOTE 6. COMMON STOCK

The authorized common stock of the Company consists of 200,000,000 shares with par value of $0.001. The Company has 2,199,200 shares issued and outstanding as of December 31, 2017.

On June 28, 2017, the Company approved a 1:40,000 reverse-split of the Company’s common shares. All fractional shares were rounded upwards to the nearest whole share. The reverse split was followed by a 200:1 forward stock split.

As a result of the reverse-split and forward stock split, issued and outstanding shares decreased from 190,475,405 shares to 2,199,200.

On April 16th, 2018 Nelson Fiorino Holdings, LLC. returned One Million (1,000,000) shares (the “original NFH shares”) to the company for cancellation. Concurrent with the cancellation of the original NFH shares, Nelson Fiorino Holdings, LLC. subscribed to One Million (1,000,000), Five Hundred Thousand Class A Warrants, and Five Hundred Thousand Class B Warrants. The Class A Warrants are exercisable at a price of $0.50/share and expire at 5:00pm eastern time on April 16th, 2023. The Class B Warrants are exercisable at a price of $1.00/share and expire at 5:00pm eastern time on April 16th, 2023.

On September 20th, 2018, Coral Investment Partners, LP. (“CIP”) a partnership managed by Mr. Nelson, entered into a Promissory Note Agreement with the Company whereby it agreed to loan the Company ten thousand dollars. Under the terms of the Promissory Note Agreement, the outstanding balance due may be converted into common shares of the Company at a rate of $0.01/share. Additionally, CIP subscribed to One Hundred Fifty Thousand (150,000) shares of the Company’s common stock, One Hundred Fifty Thousand (150,000) Class A warrants, and One Hundred Fifty Thousand (150,000) Class B warrants.

The Company has not authorized shares of preferred stock.

Please see Note 7 below for additional information on the warrants issued and outstanding.

NET LOSS PER COMMON SHARE

Net loss per share is calculated in accordance with FASB ASC 260, “EARNINGS PER SHARE.” The weighted-average number of common shares outstanding during each period is used to compute basic loss per share. Diluted loss per share is computed using the weighted average number of shares and dilutive potential common shares outstanding. Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net loss per common share is based on the weighted average number of shares of common stock outstanding of 2,205,244 for the 9 months ended September 30, 2018 and 2,199,200 during the 9 months ended September 30, 2017, respectively. As of September 30, 2018 and since inception the Company had no dilutive potential common shares. As of September 30, 2018 the Company had a total of One Million Three Hundred Thousand (1,300,000) dilutive warrants issued and outstanding. (please see above). If all the Class A and Class B warrants were to be exercised, the number of shares of the Company’s common stock issued and outstanding would be 3,649,200.

NOTE 7. WARRANTS

The Company has two (2) classes of warrants authorized; Class A and Class B warrants. The Class A warrants are exercisable into shares of the Company’s common stock at a price of $0.50 per warrant. The Class B warrants are exercisable into shares of the Company’s common stock at a price of $1.00 per warrant. Both classes of warrants expire at 5:00pm eastern time on April 16th, 2023.

F-24

The Company has issued the following warrants, and recorded the following charges in connection with the issuance of the warrants:

Date	Class A Warrants	Class B Warrants	Warrant Expense
April 16, 2018	500,000		$269,502
April 16, 2018		500,000	$269,299
September 20, 2018	150,000		$26,845
September 20, 2018		150,000	$26,823
	----------------	-----------------	-------------------
Totals	650,000	650,000	$592,469

NOTE 8. CONVERTIBLE PROMISSORY NOTE

On September 20th, 2018 the Company entered into a Promissory Note with Coral Investment Partners, LP. (“CIP”) an entity controlled by Erik Nelson, our sole officer and director. The Promissory Note carries an interest rate of twenty-four percent (24%), and is convertible into shares of the Company’s common stock at a price of $0.01 per share.

The issuance of a convertible note with a conversion price lower than the market price of the Company’s common shares created a Beneficial Conversion Feature (“BCF”). In accordance with EITF 98-5, the Company recorded a charge equal to the lower amount of either i) the Intrinsic Value of the BCF or ii) the proceeds realized upon the issuance of the note. The intrinsic value of the BCF was determined to be approximately $314,000. In accordance with EITF 98-5, the Company recorded an interest expense due to Beneficial Conversion Feature of $10,000.

NOTE 9. RELATED PARTY TRANSACION

Erik S. Nelson, President has advanced payment for expenses of the Company through his business, Coral Capital Partners. Expenses for the nine months ended September 30, 2018 and 2017 were $1,963 and $3,975, respectively. The balance due to Coral Capital Partners was $5,938 and $3,975 as of September 30, 2018 and 2017, respectively.

Mr. Nelson also controls Mountain Share Transfer, LLC, the stock transfer agent for the Company. Expenses for the nine months ended September 30, 2018 and 2017 were $1,341 and $2,070, respectively. The balance due to Mountain Share Transfer, LLC was $5,092 and $2,070 as of September 30, 2018 and 2017, respectively.

Common Stock & Warrant Issuance

On April 16th, 2018 Nelson Fiorino Holdings, LLC. returned One Million (1,000,000) shares (the “original NFH shares”) to the company for cancellation. Concurrent with the cancellation of the original NFH shares, Nelson Fiorino Holdings, LLC. subscribed to One Million (1,000,000), Five Hundred Thousand Class A Warrants, and Five Hundred Thousand Class B Warrants. The Class A Warrants are exercisable at a price of $0.50/share and expire at 5:00pm eastern time on April 16th, 2023. The Class B Warrants are exercisable at a price of $1.00/share and expire at 5:00pm eastern time on April 16th, 2023.

On September 20th, 2018, Coral Investment Partners, LP. (“CIP”) a partnership managed by Mr. Nelson, entered into a Promissory Note Agreement with the Company whereby it agreed to loan the Company ten thousand dollars. Under the terms of the Promissory Note Agreement, the outstanding balance due may

F-25

be converted into common shares of the Company at a rate of $0.01/share. Additionally, CIP subscribed to One Hundred Fifty Thousand (150,000) shares of the Company’s common stock, One Hundred Fifty Thousand (150,000) Class A warrants, and One Hundred Fifty Thousand (150,000) Class B warrants.

Promissory Note

On September 20th, 2018 the Company entered into a Promissory Note with Coral Investment Partners, LP. (“CIP”) an entity controlled by Erik Nelson, our sole officer and director. The Promissory Note carries an interest rate of twenty-four percent (24%), and is convertible into shares of the Company’s common stock at a price of $0.01 per share.

NOTE 10. SUBSEQUENT EVENTS

Events subsequent to September 30, 2018 have been evaluated through October 16, 2018, the date these statements were available to be issued, to determine whether they should be disclosed to keep the financial statements from being misleading.

F-26